                                                                    EXHIBIT 4(g)

================================================================================



                     AMENDED AND RESTATED CREDIT AGREEMENT



                                  Dated as of



                                February 9, 1998



                                     Among



                          TUBOSCOPE INC., AS BORROWER

                                      AND

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                      ABN AMRO BANK N.V., HOUSTON AGENCY,
                      AND THE OTHER LENDERS PARTY HERETO,

                                      AND

                      ABN AMRO BANK N.V., HOUSTON AGENCY,
                            AS ADMINISTRATIVE AGENT



================================================================================

                               TABLE OF CONTENTS


SECTION 1.  DEFINITIONS; INTERPRETATION..............................................   1
     Section 1.1.         Definitions................................................   1
     Section 1.2.         Interpretation.............................................  16

SECTION 2.  THE CREDIT FACILITIES....................................................  16
     Section 2.1.         Borrowings of Revolving Loans..............................  16
     Section 2.2.         Letters of Credit..........................................  17
     Section 2.3.         Term Loans.................................................  20
     Section 2.4.         Types of Loans and Minimum Borrowing Amounts...............  21
     Section 2.5.         Manner of Borrowing........................................  21
     Section 2.6.         Interest Periods...........................................  23
     Section 2.7.         Maturity of Loans..........................................  24
     Section 2.8.         Applicable Interest Rates..................................  27
     Section 2.9.         Default Rate...............................................  28
     Section 2.10.        Optional Prepayments.......................................  29
     Section 2.11.        Mandatory Prepayments of Loans.............................  30
     Section 2.12.        The Notes..................................................  30
     Section 2.13.        Breakage Fees..............................................  31
     Section 2.14.        Commitment Terminations....................................  31
     Section 2.15.        Acknowledgment.............................................  32

SECTION 3.  FEES AND PAYMENTS........................................................  32
     Section 3.1.         Fees.......................................................  32
     Section 3.2.         Place and Application of Payments..........................  34
     Section 3.3.         Withholding Taxes..........................................  34

SECTION 4.  CONDITIONS...............................................................  36
     Section 4.1.         Conditions Precedent to all Borrowings.....................  36

SECTION 5.  REPRESENTATIONS AND WARRANTIES...........................................  38
     Section 5.1.         Corporate Organization.....................................  38
     Section 5.2.         Corporate Power and Authority; Validity....................  38
     Section 5.3.         No Violation...............................................  38
     Section 5.4.         Litigation.................................................  39
     Section 5.5.         Use of Proceeds; Margin Regulations........................  39
     Section 5.6.         Investment Company Act.....................................  39
     Section 5.7.         Public Utility Holding Company Act.........................  39
     Section 5.8.         True and Complete Disclosure...............................  39
     Section 5.9.         Financial Statements.......................................  40
     Section 5.10.        No Material Adverse Change.................................  40
     Section 5.11.        Labor Controversies........................................  40
     Section 5.12.        Taxes......................................................  40
     Section 5.13.        ERISA......................................................  40
     Section 5.14.        Consents...................................................  40
     Section 5.15.        Capitalization.............................................  41
     Section 5.16.        Intellectual Property......................................  41
     Section 5.17.        Ownership of Property......................................  41
     Section 5.18.        Compliance with Statutes, Etc..............................  41
     Section 5.19.        Environmental Matters......................................  41
     Section 5.20.        Existing Indebtedness......................................  42


SECTION 6.  COVENANTS................................................................ 42
     Section 6.1.         Corporate Existence........................................ 42
     Section 6.2.         Maintenance................................................ 42
     Section 6.3.         Taxes...................................................... 42
     Section 6.4.         ERISA...................................................... 43
     Section 6.5.         Burdensome Restrictions, Etc............................... 43
     Section 6.6.         Insurance.................................................. 43
     Section 6.7.         Financial Reports and Other Information.................... 44
     Section 6.8.         Lender Inspection Rights................................... 46
     Section 6.9.         Conduct of Business........................................ 46
     Section 6.10.        Interest Rate Protection................................... 47
     Section 6.11.        New Subsidiaries; Foreign Subsidiaries..................... 47
     Section 6.12.        Limitation on Certain Restrictions on Subsidiaries;
                          Dividends; Negative Pledges................................ 47
     Section 6.13.        Restrictions on Fundamental Changes........................ 48
     Section 6.14.        Environmental Laws......................................... 49
     Section 6.15.        Liens...................................................... 49
     Section 6.16.        Indebtedness............................................... 52
     Section 6.17.        Advances, Investments and Loans............................ 53
     Section 6.18.        Modifications of Corporate Documents....................... 54
     Section 6.19.        Transfer of Assets......................................... 54
     Section 6.20.        Transactions with Affiliates............................... 55
     Section 6.21.        Compliance with Laws....................................... 55
     Section 6.22.        Interest Coverage Ratio.................................... 55
     Section 6.23.        Total Funded Debt to Total Capital Ratio................... 56
     Section 6.24.        Minimum Consolidated Net Worth............................. 56

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES........................................... 56
     Section 7.1.         Events of Default.......................................... 56
     Section 7.2.         Non-Bankruptcy Defaults.................................... 58
     Section 7.3.         Bankruptcy Defaults........................................ 58
     Section 7.4.         Collateral for Undrawn Letters of Credit................... 59
     Section 7.5.         Notice of Default.......................................... 59
     Section 7.6.         Expenses................................................... 59
     Section 7.7.         Distribution and Application of Proceeds from.............. 60
                          Collateral

SECTION 8.  CHANGE IN CIRCUMSTANCES.................................................. 61
     Section 8.1.         Change of Law.............................................. 61
     Section 8.2.         Unavailability of Deposits or Inability to................. 61
                          Ascertain LIBOR Rate
     Section 8.3.         Increased Cost and Reduced Return.......................... 61
     Section 8.4.         Lending Offices............................................ 63
     Section 8.5.         Discretion of Lender as to Manner of Funding............... 63
     Section 8.6.         Substitution of Lender..................................... 63

SECTION 9.  THE AGENT................................................................ 64
     Section 9.1.         Appointment and Authorization of Agent..................... 64
     Section 9.2.         Rights and Powers.......................................... 64
     Section 9.3.         Action by Agent............................................ 64
     Section 9.4.         Consultation with Experts.................................. 65
     Section 9.5.         Indemnification Provisions................................. 65
     Section 9.6.         Indemnity.................................................. 66
     Section 9.7.         Resignation of Agent and Successor Agent................... 66


SECTION 10. MISCELLANEOUS............................................................ 66
     Section 10.1.        Reallocation of Commitments................................ 66
     Section 10.2.        Effectiveness.............................................. 67
     Section 10.3.        No Waiver of Rights........................................ 68
     Section 10.4.        Non-Business Day........................................... 68
     Section 10.5.        Documentary Taxes.......................................... 68
     Section 10.6.        Survival of Representations................................ 69
     Section 10.7.        Survival of Indemnities.................................... 69
     Section 10.8.        Setoff..................................................... 69
     Section 10.9.        Notices.................................................... 69
     Section 10.10.       Counterparts............................................... 70
     Section 10.11.       Successors and Assigns..................................... 70
     Section 10.12.       Sales and Transfers of Borrowings and Notes;
                          Participations in Borrowings and Notes..................... 70
     Section 10.13.       Amendments................................................. 73
     Section 10.14.       Headings................................................... 73
     Section 10.15.       Legal Fees, Other Costs and Indemnification................ 73
     Section 10.16.       Governing Law; Submission to Jurisdiction; Waiver of
                          Jury Trial................................................. 74
     Section 10.17.       Confidentiality............................................ 75
     Section 10.18.       Severability............................................... 75
     Section 10.19.       Currency Conversion........................................ 75
     Section 10.20.       Dollar Equivalent Combinations............................. 76
     Section 10.21.       Change in Accounting Principles or Tax Laws................ 76
     Section 10.22.       Notice..................................................... 76

                               TABLE OF CONTENTS
                                  (Continued)                               Page
                                                                            ----



EXHIBITS
     2.2A     -   Form of Borrowing Request
     2.2B     -   Form of Application for Letter of Credit
     2.12A    -   Form of Revolving Note (U.S. Dollars)
     2.12B    -   Form of Revolving Note (British Pounds Sterling)
     2.12C    -   Form of Revolving Note (Canadian Dollars)
     2.12D    -   Form of Term Note
     2.12E    -   Form of Agent Note
     6.7      -   Form of Compliance Certificate
     6.13     -   Form of Acquisition Report
     10.2A    -   Form of Subsidiary Guaranty
     10.2B    -   Form of Opinions of Counsel
     10.12    -   Form of Assignment Agreement



SCHEDULES
     2.1    -      List of Prior Indebtedness and Reallocations
     2.7    -      Term Loan Repayment Schedule
     5.1    -      List of Subsidiaries
     5.4    -      List of Litigation
     5.13   -      ERISA Disclosure
     5.15   -      Stock Disclosure
     5.16   -      Intellectual Property
     5.19   -      List of Environmental Claims
     5.20   -      List of Existing Indebtedness
     6.15   -      List of Existing Liens

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 9, 1998, among Tuboscope Inc., a Delaware corporation (the "Borrower") Chase Bank of Texas, National Association ("Chase"), ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, and the other lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), and ABN AMRO as administrative agent for the Lenders (in such capacity, the "Agent").

                                  WITNESSETH:

     WHEREAS, Tuboscope Vetco International Inc., a Texas corporation ("Tuboscope Vetco"), and Drexel Holdings, Inc., a Delaware corporation ("Drexel Holdings"), the Lenders and the Agent have previously entered into that certain Secured Credit Agreement dated as of August 6, 1996, as amended by that certain First Amendment to Secured Credit Agreement dated as of March 7, 1997, and that certain Second Amendment to Secured Credit Agreement dated as of November 26, 1997 (such agreement, as so amended, the "Prior Credit Agreement");

     WHEREAS, Drexel Holdings has merged into Tuboscope Vetco effective as of July 31, 1997, and Tuboscope Vetco is a wholly owned subsidiary of the Borrower;

     WHEREAS, the Borrower desires to assume all of the obligations of Tuboscope Vetco under the Prior Credit Agreement, and the parties to the Prior Credit Agreement desire to amend and restate such agreement in its entirety as provided herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

 SECTION 1.  DEFINITIONS; INTERPRETATION.

      Section 1.1.  Definitions.  Unless otherwise defined herein, the following
                    -----------
terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms:

     "Accepting Lenders" shall have the meaning ascribed to such term in Section 2.7(b).

     "Acquisition" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the date hereof for cash, stock or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

     "Adjusted LIBOR Rate" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR Rate =                           LIBOR Rate
                                               ----------------------

                                    1.00 - Eurodollar Reserve Percentage

     "Affiliate" means for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

     "Agent" means ABN AMRO acting in its capacity as administrative agent for the Lenders, and any successor agent appointed hereunder pursuant to Section 9.7.

     "Agent Commitment Amount" means $5,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Agent Commitment Termination Date" means the earliest of (i) August 6, 2001; (ii) the date on which the Agent Credit Commitment is terminated in full or reduced to zero pursuant to Section 2.14; or (iii) the occurrence of any Event of Default described in Sections 7.1(g) or (h) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Agent Loans to be due and payable pursuant to
Section 7.2, or (y) in the absence of such declaration, the giving of written notice by ABN AMRO to the Borrower pursuant to Section 7.2 that the Agent Credit Commitment has been terminated.

     "Agent Credit Commitment" means the Agent's obligations to make Agent Loans and issue Agent Letters of Credit pursuant to Sections 2.1(b) and 2.2(b).

     "Agent L/C Obligations" means the undrawn face amounts of all outstanding Agent Letters of Credit and all unpaid Agent Reimbursement Obligations.

     "Agent Letter of Credit" means any of the letters of credit, each in an initial face amount of less than $300,000, to be issued by the Agent on its own behalf for the account of the Borrower pursuant to Section 2.2(b).

     "Agent Note" means that certain promissory note of the Borrower as defined in Section 2.12.

     "Agent Reimbursement Obligation" means the obligations of the Borrower to reimburse the Agent for each drawing under an Agent Letter of Credit as described in Section 2.2(d).

     "Agent Revolving Loans" means the revolving loans by the Agent described in
Section 2.1(b).

     "Agent Revolving Obligations" means the sum of the principal amount of all Agent Revolving Loans and Agent L/C Obligations outstanding.

     "Agent Swing Line" means the credit facility for making Agent Revolving Loans and issuing Agent Letters of Credit described in Sections 2.1(b) and 2.2(b).

     "Agreement" means this Amended and Restated Credit Agreement, as amended, restated or supplemented from time to time.

     "Amortization Date" means a scheduled repayment date of the Term Loans as set forth in Section 2.7 and Schedule 2.7.

     "Applicable Margin" means, for any day, at such times as the relevant Total Funded Debt to Total Capital Ratio is in one of the following ranges, the percentage per annum set forth opposite such Total Funded Debt to Total Capital
Ratio:


     Total Funded Debt to Total Capital Ratio          Percentage
     ----------------------------------------          ----------
     Less than 30%                                       0.450%
     Equal to or greater than 30%                        0.500%
       but less than 35%
     Equal to or greater than 35%                        0.575%
       but less than 37.5%
     Equal to or greater than 37.5%                      0.625%
       but less than 40%
     Equal to or greater than 40%                        0.750%
       but less than 45%
     Equal to or greater than 45%                        0.875%

For the period from the Effective Date through the date the Borrower is to provide the Agent with the financial statements for the fiscal year ending December 31, 1997, as required by Section 6.7(a)(ii), the Applicable Margin shall be 0.750% per annum. The Borrower shall give written notice to the Agent of any change to the Total Funded Debt to Total Capital Ratio affecting the Applicable Margin within three (3) Business Days thereof and any change to the Applicable Margin shall be effective one (1) day thereafter.

     "Application" means an application for a Letter of Credit or an Agent Letter of Credit as defined in Section 2.2(c).

     "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.12 whereby a Lender conveys part or all of its Commitments, Loans and participations in Letters of Credit to another Person that thereupon becomes a Lender, or that increases its Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to Section 10.12.

     "Assumed Agent Letters of Credit" means the assumed Agent Letters of Credit defined in Section 2.2(b).

     "Assumed Agent Revolving Loans" means the assumed Agent Revolving Loans defined in Section 2.1(b).

     "Assumed Letters of Credit" means the assumed Letters of Credit defined in
Section 2.2(a).

     "Assumed Revolving Loans" means the assumed Revolving Loans defined in
Section 2.1(a).

     "Assumed Term Loans" means the assumed Term Loans defined in Section 2.3.

     "Base Rate" means, for any day, the greater of:

          (i) the fluctuating commercial loan rate announced by the Lender which is the Agent from time to time at its Chicago, Illinois office as its base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by such Lender on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

          (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that
     (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent, plus (y) one-half of one percent (0.50%) per annum.

     "Base Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.8(a).

     "Borrower" means Tuboscope Inc., a Delaware corporation.

     "Borrowing" means any extension of credit made by the Lenders by way of Revolving Loans, Term Loans, Agent Revolving Loans, Letters of Credit or Agent Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders or ABN AMRO advance funds comprising such Borrowing to the Borrower or a Letter of Credit or Agent Letter of Credit is issued, is "continued" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.5(a).

     "Borrowing Request" means each Borrowing Request as defined in Section 2.2(c).

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, or New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into or payment on a Eurodollar Loan, on which banks are dealing in Dollar, Pounds or Canadian Dollar deposits, as applicable, in the applicable interbank eurocurrency market in London, England.

     "Canadian Dollar" means lawful money of the Commonwealth of Canada.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Lender, or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder;
(vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and
(vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through
(vi) above.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit or Agent Letters of Credit defined in Section 7.4(b).

     "Collateral Agent" means ABN AMRO acting in its capacity as collateral agent for the Lenders, and any successor collateral agent appointed hereunder pursuant to Section 9.7.

     "Commitment" means, relative to any Lender, such Lender's obligations to make Loans pursuant to Sections 2.1 and 2.3 in the percentage set forth opposite its signature hereto or pursuant to Section 10.12, as such commitment may be reduced from time to time pursuant to the terms of this Agreement, and each Lender's L/C Commitment.

     "Compliance Certificate" means a certificate in the form of Exhibit 6.7.

     "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

     "Consolidated Interest Income" means, for any period, total interest income of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

     "Consolidated Net Worth" means, (i) as of any date of determination, the Borrower's consolidated stockholders equity determined in accordance with GAAP, excluding (x) the effects of any Unrestricted Subsidiaries except for the aggregate equity investments therein, (y) treasury stock and any capital stock subject to mandatory redemption before the Maturity Date of the Term Loans, or if the Term Loans are prepaid, the Maturity Date of the Revolving Loans, and (z) currency translation adjustments provided, and only to the extent that, the amount of such currency translation adjustments as of such date is up to $5,000,000 greater or less than the amount of the currency translation adjustment reflected on the Borrower's unaudited balance sheet as of September 30, 1997; plus (ii) for purposes of Section 6.13(a) and 6.24(iv) and to the extent not included in (i) above, for any entity acquired in an Acquisition, such entity's stockholders equity determined in accordance with GAAP.

     "Credit" means the credit facilities for making Loans and issuing Letters of Credit described in Sections 2.1, 2.2 and 2.3.

     "Credit Documents" means this Agreement, the Notes, the Subsidiary Guaranties, the Borrowing Requests, the Applications, the Stock Pledge Agreements, if any, and any other documents or instruments executed by a Credit Party in connection with this Agreement.

     "Credit Party" means the Borrower, each Guarantor and any other Person which is a party to any Credit Document.

     "Declining Lender" shall have the meaning ascribed to such term in Section 2.7(b).

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Designated Commitment" means, relative to any Lender, the lesser of (i) such Lender's Commitment to make Revolving Loans and (ii) from and after the Election Effective Date, the amount specified by such Lender in the most recent notice provided by such Lender pursuant to Section 2.7(a) and resulting from the Borrower's election in Section 2.7(b).

     "Dollar" and "U.S. Dollar" and the sign "$" means lawful money of the United States of America.

     "EBITDA" means, for any period, the sum of (i) Consolidated Net Income before (a) Consolidated Interest Expense, (b) Consolidated Interest Income, (c) provisions for taxes based on income or revenues, and (d) any extraordinary, unusual or nonrecurring gains or losses; (ii) the amount of all depreciation, amortization expense and other non-cash charges deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP; plus (iii) all cash dividends or distributions paid any Subsidiary of the Borrower from any Unrestricted Subsidiaries.

     "Effective Date" means the date this Agreement shall become effective as defined in Section 10.2.

     "Election Effective Date" means the date specified in the Election Notice as the date on which Commitments of any of the Lenders are to terminate or reduce as a result of the Borrower's election in Section 2.7(b).

     "Election Notice" shall have the meaning ascribed to such term in Section 2.7(b).

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or safety in relation to the environment.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Loan" means a Loan bearing interest before maturity at the rate specified in Section 2.8(b).

     "Eurodollar Reserve Percentage" means, with respect to each Interest Period for a Eurodollar Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Fee Letters" means those certain letter agreements dated July 3, 1996, by and between each of the Agent and the Syndication Agent and Tuboscope Vetco International Corporation.

     "Foreign Plan" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any foreign Subsidiary of the Borrower which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Guarantor" means each of Tuboscope I/P, Inc., a Delaware corporation, Tuboscope Vetco International Inc., a Texas corporation, Tubo-FGS, Inc., a Delaware corporation, Fiber Glass Systems Holdings, Inc., a Delaware corporation, Tuboscope (Holding U.S.) Inc., a Delaware corporation, Environmental Procedures, Inc., a Delaware corporation, Tuboscope Pipeline Services Inc., a Texas corporation, and any other Material Subsidiary required to become a Guarantor pursuant to Section 6.11.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guarantying or in effect guarantying any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

     "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as "hazardous" or "toxic" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans, the Agent Loans, the Reimbursement Obligations or the Agent Reimbursement Obligations, or under laws applicable to any of the Lenders or ABN AMRO, as applicable, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans or Reimbursement Obligations are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans, the Agent Loans, the Reimbursement Obligations or the Agent Reimbursement Obligations, as applicable.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided;
(iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or reimbursement obligations or other obligations with respect to letters of credit issued for such Person's account or letters of credit issued pursuant to such Person's application therefor; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under (x) Interest Rate Protection Agreements,
(y) commodity hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in commodity prices, and (z) futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness has recourse to such Person.

     "Indemnified Taxes" shall have the meaning ascribed to such term in Section 3.3.

     "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (i) EBITDA for the four fiscal quarter period then ended, minus all non-acquisition related capital expenditures and all cash income taxes paid during such four fiscal quarter period by the Borrower and its Subsidiaries, to
(ii) Consolidated Interest Expense plus all dividends paid by the Borrower as permitted by Section 6.12(b) for the four fiscal quarter period then ended.

     "Interest Payment Date" means (i) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing March 31, 1998, and (ii) for a Eurodollar Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the next Business Day occurring three (3) months after the commencement of such Interest Period.

     "Interest Period" means the period commencing on the date that a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and, subject to Section 2.6, ending on the date 1, 2, 3 or 6 months thereafter as selected by the Borrower pursuant to the terms of this Agreement.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

     "Investments" shall have the meaning ascribed to such term in Section 6.17.

     "L/C Commitments" means, relative to any Lender, such Lender's obligation to participate in Letters of Credit pursuant to Section 2.2 in the percentage set forth opposite its signature hereto or pursuant to Section 10.12, as such commitments may be reduced from time to time pursuant to the terms of this Agreement.

     "L/C Commitment Amount" means $20,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "L/C Documents" means this Agreement, the Letters of Credit, the Agent Letters of Credit, any Borrowing Requests and Applications with respect thereto and any draft or other document presented in connection with a drawing thereunder.

     "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations with respect to Letters of Credit.

     "Lender" is defined in the preamble.

     "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof or designated pursuant to Sections 8.4 or 10.12.

     "Letter of Credit" means any of the letters of credit issued by the Agent on behalf of the Lenders for the account of the Borrower pursuant to Section 2.2(a).

     "LIBOR Rate" means, relative to any Interest Period for each Eurodollar Loan comprising part of the same Borrowing, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic average of the quotation by each of the Reference Banks (notified to the Agent by such Reference Bank) of the rate of interest per annum at which deposits in U.S. Dollars, Canadian Dollars or Pounds, as the case may be, in immediately available and freely transferable funds are offered to such Reference Bank two (2) Business Days before the commencement of such Interest Period by major banks in the London interbank market as at or about 10:00 a.m. (New York, New York time) for a period approximately equal to such Interest Period and in an amount equal or comparable to the aggregate principal amount of the Eurodollar Loan to which such Interest Period relates scheduled to be made, continued or converted pursuant to the terms hereof, as applicable, by such Reference Bank as part of such Borrowing. If on any occasion any Reference Bank is unable, or for any reason fails, to so notify the Agent by 10:00 a.m. (New York, New York time) two (2) Business Days before the first day of such Interest Period, the applicable LIBOR rate shall be determined on the basis of each quotation furnished by those of the Reference Banks which so notify the Agent at or prior to such time.

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" mean a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder, outstanding as a Revolving Loan, a Term Loan or an Agent Loan.

     "Majority Lenders" means, at any time, the Lenders then holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of the Commitments and the Agent Credit Commitment, or if any such commitments have terminated pursuant to the terms hereof, the aggregate Revolving Obligations or Agent Revolving Obligations with respect thereto. The percentage set forth opposite each Lender's name and the line "Voting Percentage" on the signature page hereto reflects the initial voting percentage of each Lender hereunder on the Effective Date.

     "Material Adverse Effect" means an effect that results in a material adverse change since September 30, 1997, in (i) the business, properties, assets or financial condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or (ii) in the ability of the Borrower or of the Borrower and the other Credit Parties taken as a whole to perform their Obligations under this Agreement, the Notes or the other Credit Documents to which they are a party.

     "Material Subsidiary" means each of the Guarantors and each other Subsidiary of the Borrower that has assets having a fair market value of at least $10,000,000 or, if a Subsidiary is acquired after the Effective Date, having an acquisition cost of at least $10,000,000.

     "Maturity Date" means (i) in the case of the Revolving Loans, August 6, 2001, or such later date as the Maturity Date is extended pursuant to the terms of Section 2.7(a), (ii) in the case of the Agent Loans, August 6, 2001, and
(iii) in the case of the Term Loans, August 6, 2002, or such earlier date as a result of any prepayment of the Term Loans pursuant to the terms of Sections
2.10 or 2.11.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Multicurrency Funding Limit" means $40,000,000, as such amount may be reduced pursuant to the terms of this Agreement.

     "Net Cash Proceeds" means, for any Transfer, the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such Transfer net of (x) all legal fees, accountant fees, investment banking fees, brokerage fees, finders fees, survey costs, title insurance premiums, required debt payments (other than of Obligations) and other customary fees, costs and expenses actually incurred or paid in connection therewith, and (y) taxes or other governmental fees or charges paid or payable as a result thereof.

     "Note" means any of the promissory notes of the Borrower defined in Section 2.12.

     "Obligations" means all joint and several obligations of the Borrower and any other Credit Parties to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and Reimbursement Obligations, to pay fees, costs and expenses pursuant to the terms of the Fee Letters and to pay any other obligations to the Agent or any Lender arising under or in relation to any Credit Document.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.12.

     "Permitted Business" means any business described in Section 6.9.

     "Permitted Liens" means the Liens described in Section 6.15.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

     "Pounds" means British Pounds Sterling.

     "Public Debt Issue" means a public offering of debt securities of the Borrower in an aggregate principal amount of not more than $200,000,000, which debt securities will have a tenor of no less than ten (10) years, have no required principal payments thereof before the maturity date thereof, contain typical investment grade covenants no more onerous than the covenants contained in this Agreement and rank pari passu with the Obligations hereunder.

     "Reduced Declining Lender" shall have the meaning ascribed to such term in
Section 2.7(a).

     "Reference Banks" means ABN AMRO, Chase and the Arab Banking Corporation (B.S.C.).

     "Reimbursement Obligation" means the obligations of the Borrower to reimburse the Agent for each drawing under a Letter of Credit or an Agent Letter of Credit as described in Section 2.2(d).

     "Revolving Commitment Termination Date" means the earliest of (i) August 6, 2001, or such date as the Revolving Commitment Termination Date is extended pursuant to the terms of Section 2.7; (ii) the date on which the Revolving Credit Commitments are terminated in full or reduced to zero pursuant to Section 2.14; or (iii) the occurrence of any Event of Default described in Sections 7.1(g) or (h) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent, acting at the direction of the Majority Lenders, to the Borrower pursuant to Section 7.2 that the Revolving Credit Commitments have been terminated.

     "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1 and 2.2.

     "Revolving Credit Commitment" means, relative to any Lender, such Lender's obligations to make Revolving Loans and participate in Letters of Credit pursuant to Sections 2.1 and 2.2.

     "Revolving Credit Commitment Amount" means an amount equal to $100,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Loans" means the revolving loans by the Lenders defined in
Section 2.1(a).

     "Revolving Notes" means the revolving promissory notes of the Borrower as defined in Section 2.12.

     "Revolving Obligations" means the sum of the principal amount of all Revolving Loans and L/C Obligations outstanding.

     "SEC" means the Securities and Exchange Commission.

     "S&P" means Standard & Poor's Rating Group or any successor thereto.

     "Stock Pledge Agreements" means any Stock Pledge Agreements in substantially the form as provided under the Prior Credit Agreement (provided that the Public Debt Issue shall be equally and ratably secured thereby) executed and delivered by the Borrower or any other Credit Party if required pursuant to the terms of this Agreement, as any of same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary" means, for any Person, any corporation or other entity (excluding Unrestricted Subsidiaries) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable, or by one or more of its Subsidiaries.

     "Subsidiary Guaranty" means any Guaranty by any Subsidiary delivered pursuant to the terms of this Agreement.

     "Syndication Agent" means Chase Securities Inc.

     "Taxes" shall have the meaning ascribed to such term in Section 5.12.

     "Term Loans" means the term loans defined in Section 2.3.

     "Term Notes" means the term promissory notes of the Borrower as defined in
Section 2.12.

     "Total Capital" means, as of any date of determination, the sum of Total Funded Debt plus Consolidated Net Worth as of such date.

     "Total Commitment Amount" means the lesser of (i) the Revolving Credit Commitment Amount, and (ii) the aggregate of the Designated Commitments.

     "Total Funded Debt" means, as of any date of determination, the sum of (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and obligations to pay the deferred purchase price of property which in accordance with GAAP would be shown on a consolidated balance sheet as a liability, (ii) all reimbursement obligations or other obligations due and payable with respect to letters of credit and bankers acceptances issued and outstanding and (iii) all obligations as lessee under Capitalized Lease Obligations (excluding any obligation to purchase any asset at the end of a lease term until such asset is so purchased), all calculated on a consolidated basis for the Borrower and its Subsidiaries.

     "Total Funded Debt to Total Capital Ratio" means, as of any date, the ratio, expressed as a percentage, of Total Funded Debt to Total Capital. For purposes of this ratio, each of Consolidated Net Worth and the aggregate amount of overdrafts permitted pursuant to Section 6.16(j) shall be fixed for each fiscal quarter on the date of the delivery of the relevant financial statement pursuant to Section 6.7 based on the determination of Consolidated Net Worth and the aggregate amount of such overdrafts as of the end of the preceding fiscal quarter.

     "Transfer" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset having a net book value as established in accordance with GAAP in excess of $500,000, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

     "Unrestricted Subsidiary" means any Subsidiary that is not a Guarantor that is designated by the Borrower as an Unrestricted Subsidiary with the consent of the Agent (which consent shall not be unreasonably withheld), except that the Borrower may designate up to one
(1) such Person that but for such designation would have been required to become a Guarantor pursuant to the terms of Section 6.11 and that is not a Guarantor on the Effective Date, and provided that the Borrower shall not designate as an Unrestricted Subsidiary any Person that but for its designation as an Unrestricted Subsidiary would be a Subsidiary that owns, directly or indirectly, any Material Subsidiary or Guarantor or that is any direct Subsidiary of the Borrower. The Borrower may elect to treat any Subsidiary as an Unrestricted Subsidiary, and may rescind any such prior election, so long as no Default or Event of Default shall have occurred and be continuing, by giving written notice thereof to the Agent specifying the name of such Subsidiary and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given, and obtaining the consent of the Agent as provided herein. The election to treat a particular Subsidiary as an Unrestricted Subsidiary may only be made once.

      Section 1.2.  Interpretation.  The foregoing definitions shall be equally
                    --------------
applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided.

 SECTION 2.  THE CREDIT FACILITIES.

      Section 2.1.  Borrowings of Revolving Loans.  (a)  Syndicated Revolving
                    -----------------------------        --------------------
Loans.  As of the Effective Date, Tuboscope Vetco has the aggregate principal
-----
amount of Revolving Loans (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement, together with accrued and unpaid interest thereon, listed on Schedule 2.1 (the "Assumed Revolving Loans"). The Borrower hereby assumes, as its direct and primary obligation, the payment of such Assumed Revolving Loans evidenced by the Revolving Notes (as defined in the Prior Credit Agreement). Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more additional loans (each such loan, together with the Assumed Revolving Loans of such Lender, a "Revolving Loan") to the Borrower, from time to time before the Revolving Commitment Termination Date on a revolving basis in an aggregate principal amount (including the Assumed Revolving Loans of such Lender) not to exceed at any time outstanding an amount equal to its Percentage of the Revolving Credit Commitment Amount (for each Lender, its "Revolving Credit Commitment"), subject to any reductions thereof pursuant to the terms of this Agreement. No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (i) the aggregate principal amount of the Revolving Loans of all Lenders and other Revolving Obligations outstanding of the Borrower would thereby exceed the Revolving Credit Commitment Amount then in effect; or (ii) all Revolving Loans of such Lender and its participating interest in all Letters of Credit would thereby exceed the Percentage of such Lender of the Revolving Credit Commitment Amount then in effect. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Revolving Commitment Termination Date, subject to the terms and conditions hereof.
Funding of any Revolving Loans shall be in any combination of Dollars, Pounds or Canadian Dollars as specified by the Borrower as set forth in Section 2.2(c) or 2.5, as applicable; provided that the Dollar equivalent amount of outstanding Revolving Loans funded and

Letters of Credit issued in Pounds and Canadian Dollars, determined on the date each such Revolving Loan is advanced, continued or converted or such Letter of Credit is so issued in accordance with Section 10.20, as applicable, shall not exceed the Multicurrency Funding Limit.

     (b) Agent Revolving Loans.  As of the Effective Date, Tuboscope Vetco has
         ---------------------
the aggregate principal amount of Agent Revolving Loans (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement, together with accrued and unpaid interest thereon, listed on Schedule 2.1 (the "Assumed Agent Revolving Loans"). The Borrower hereby assumes, as its direct and primary obligation, the payment of such Assumed Agent Revolving Loans evidenced by the Agent Note (as defined in the Prior Credit Agreement). Subject to the terms and conditions hereof, the Agent agrees to make one or more additional loans (each such loan, together with the Assumed Agent Loans, an "Agent Revolving Loan") to the Borrower, from time to time before the Agent Commitment Termination Date on a revolving basis in an aggregate principal amount (including the Assumed Agent Loans) not to exceed at any time outstanding the Agent Commitment Amount, subject to any reductions thereof pursuant to the terms of this Agreement. The Agent shall not be permitted or required to make any Agent Revolving Loan if, after giving effect thereto, the aggregate principal amount of the Agent Revolving Loans and other Agent Revolving Obligations outstanding of the Borrower would thereby exceed the Agent Commitment Amount then in effect. Agent Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Revolving Commitment Termination Date, subject to the terms and conditions hereof. Funding of the Agent Loans shall be in Dollars.

      Section 2.2.  Letters of Credit. (a)  Syndicated Letters of Credit.  As of
                    -----------------       ----------------------------
the Effective Date, the Agent has issued the Letters of Credit (as defined in the Prior Credit Agreement) under the Prior Credit Agreement listed on Schedule
2.1 (the "Assumed Letters of Credit"). The Borrower hereby assumes, as its direct and primary obligation, all Reimbursement Obligations (as defined in the Prior Credit Agreement) in connection with the Assumed Letters of Credit. Subject to the terms and conditions hereof, the Agent agrees to issue, from time to time prior to the Revolving Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more additional letters of credit (each such letter of credit, together with the Assumed Letters of Credit, a "Letter of Credit") for the Borrower's account in a face amount of at least $300,000 and in an aggregate undrawn face amount (including the face amount of the Assumed Letters of Credit) at any time outstanding not to exceed the L/C Commitment Amount; provided that the Agent shall have no obligation to issue a Letter of Credit if, after the issuance thereof, (i) the outstanding Revolving Obligations would thereby exceed the Revolving Credit Commitment Amount then in effect, (ii) the outstanding L/C Obligations would thereby exceed the L/C Commitment Amount then in effect, or (z) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or any Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit. Letters of Credit and any renewals thereof hereunder, may be issued in face amounts of either Dollars, Pounds or Canadian Dollars; provided further that the Dollar equivalent amount of outstanding Revolving Loans funded and Letters of Credit issued in Pounds and Canadian Dollars, determined on the date each such Revolving Loan is advanced, continued or converted or such Letter of Credit is so issued in accordance with
Section 10.19, as applicable, shall not exceed the Multicurrency Funding Limit.

     (b) Agent Letters of Credit.  As of the Effective Date, the Agent has
         -----------------------
issued the Agent Letters of Credit (as defined in the Prior Credit Agreement) under the Prior Credit Agreement listed on Schedule 2.1 (the "Assumed Agent Letters of Credit"). The Borrower hereby assumes, as its direct and primary obligation, all Agent Reimbursement Obligations (as defined in the Prior Credit Agreement) in connection with the Assumed Agent Letters of Credit. Subject to the terms and conditions hereof, the Agent agrees to issue, on its behalf only, one or more additional letters of credit (each such letter of credit, together with the Assumed Agent Letters of Credit, an "Agent Letter of Credit") for the Borrower's account, jointly and severally, each in an initial face amount of less than $300,000 and in an aggregate undrawn face amount (including the face amount of the Assumed Agent Letters of Credit) at any time outstanding not to exceed the Agent Commitment Amount; provided, that the Agent shall have no obligation to issue an Agent Letter of Credit if (i) the outstanding Agent Revolving Obligations would thereby exceed the Agent Commitment Amount then in effect, or (ii) the issuance of such Agent Letter of Credit would conflict with any legal or regulatory restriction then applicable to the Agent. All Agent Letters of Credit shall be issued in face amounts of Dollars.

     (c) Issuance Procedure.  To request that the Agent issue a Letter of Credit
         ------------------
or an Agent Letter of Credit, the Borrower shall deliver to the Agent (with a duplicate copy to an operations employee of the Agent as designated by the Agent from time to time) a duly executed Borrowing Request in the form of Exhibit 2.2A (each a "Borrowing Request"), together with a duly executed application for the relevant Letter of Credit or Agent Letter of Credit substantially in the form of
Exhibit 2.2B (each an "Application"), or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Application and any other reasonably requested documents or information at least three (3) Business Days prior to any requested issuance date, the Agent will process such Application in accordance with its customary procedures and issue the requested Letter of Credit or Agent Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit or Agent Letter of Credit prior to the issuance thereof. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit and Agent Letter of Credit shall have an expiration date no later than four (4) Business Days before the Maturity Date for Revolving Loans or Agent Loans, as applicable. If the Agent issues any Letters of Credit or Agent Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (w) the expiration date of such Letter of Credit or Agent Letter of Credit if so extended would be later than four (4) Business Days before the Maturity Date for Revolving Loans or Agent Loans, as applicable, (x) the Revolving Commitment Termination Date or the Agent Commitment

Termination Date, as applicable, shall have occurred, (y) an Event of Default has occurred and is continuing, or (z) the Agent is so directed by the Borrower. The Agent agrees to issue amendments to any Letter of Credit or Agent Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of Section 4.1 and the other terms and conditions of this Section 2.2.

     (d) The Borrower's Reimbursement Obligations.
         ----------------------------------------

          (i) The Borrower hereby irrevocably and unconditionally agree to reimburse the Agent for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (including the Assumed Letters of Credit) or an Agent Letter of Credit (including the Assumed Agent Letters of Credit) (each, a "Reimbursement Obligation") within two (2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing subject to Section 2.5 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.9(c), whether or not the Maturity Date for the Revolving Credit or the Agent Swing Line, as applicable, shall have occurred. If any such payment or disbursement is reimbursed to the Agent on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day. The Agent shall give the Borrower notice of any drawing on a Letter of Credit or an Agent Letter of Credit within one (1) Business Day after such drawing is paid.

          (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(d) and each applicable Application shall be absolute, unconditional and irrevocable (subject to Section 2.2(c)) and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender):

               (1) any lack of validity or enforceability of any of the L/C Documents;

               (2) any amendment or waiver of or any consent to depart from all or any of the provisions of any of the L/C Documents;

               (3) the existence of any claim, setoff, defense or other right the Borrower may have at any time against a beneficiary of a Letter of Credit or an Agent Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

               (4) any statement or any other document presented under a Letter of Credit or an Agent Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (5) payment by the Agent under a Letter of Credit or an Agent Letter of Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit or the Agent letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit or the Agent Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

               (6) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this
          Section 2.2(d), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under any L/C Document, provided that such act or omission of the Agent did not constitute gross negligence or willful misconduct of the Agent.

     (d) The Participating Interests.  Each Lender severally and not jointly
         ---------------------------
agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit (including Assumed Letters of Credit) issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.2(d) and 2.5(b), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to each Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Base Rate in effect for each such day, and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. If any such Lender fails to pay such amount to the Agent, any payments made by the Borrower with respect to the relevant Reimbursement Obligation shall first be applied by the Agent to the unfunded participation in such

Reimbursement Obligation before any other Lenders receive any payments or proceeds. The several obligations of the Lenders to the Agent under this Section 2.2(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any setoff, counterclaim or defense to payment any Lender may have or have had against the Borrower, any Guarantor, the Agent, any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

      Section 2.3.  Term Loans.  As of the Effective Date, Tuboscope Vetco has
                    ----------
the aggregate principal amount of Term Loans (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement, together with accrued and unpaid interest thereon, listed on Schedule 2.1 (the "Assumed Term Loans"). The Borrower hereby assumes, as its direct and primary obligation, the payment of all Assumed Term Loans evidenced by the Term Notes (as defined in the Prior Credit Agreement) (each such loan, a "Term Loan").

      Section 2.4.  Types of Loans and Minimum Borrowing Amounts.  Borrowings of
                    --------------------------------------------
both Revolving Loans, Term Loans and Agent Loans may be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrower pursuant to
Section 2.5; provided, however, that any Revolving Loans funded in Pounds or Canadian Dollars may only be outstanding as Eurodollar Loans. Each Borrowing of Base Rate Loans shall be in an amount of not less than $300,000 (except with respect to Agent Loans) and each Borrowing of Eurodollar Loans shall be in an amount of not less than $3,000,000 (except with respect to Agent Loans) (or the equivalent thereof in Pounds or Canadian Dollars as applicable and as determined in accordance with Section 10.19). Each Borrowing of an Agent Loan as a Base Rate Loan shall be in an amount of less than $300,000, and each Borrowing of an Agent Loan as a Eurodollar Loan shall be in an amount of less than $3,000,000.

      Section 2.5.  Manner of Borrowing.  (a) Notice to the Agent.  The Borrower
                    -------------------       -------------------
shall give notice to the Agent by no later than 12:00 p.m. (i) at least three
(3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans to be funded in Dollars and at least four (4) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans in Canadian Dollars or Pounds, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request. The Borrower may select multiple Interest Periods for the Term Loans, for the Agent Loans and for the Revolving Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding Eurodollar Loans exceed eight (8) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as different Interest Periods if Revolving Loans, Agent Loans and Term Loans are involved. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such new Borrowing Request with respect to such Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as they pay the breakage fees and funding losses provided in Section 2.13, and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrower on any Business Day. Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 p.m. at least three (3) Business Days with respect to Eurodollar Loans funded in Dollars and four (4) Business Days before such Borrowing with respect to Eurodollar Loans funded in Canadian Dollars or Pounds, before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount and currency of the requested Borrowing, whether any portion the requested Borrowing shall be used for funding any acquisition pursuant to the provisions of Sections 5.5 and 6.13, the Credit under which the Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.5(a) relating to a Borrowing under such Credit.

     (b) Borrower's Failure to Notify.  If the Borrower fails to give notice
         ----------------------------
pursuant to Section 2.5(a) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans or of (ii) a Borrowing of Loans to pay outstanding Reimbursement Obligations, and has not notified the Agent by 12:00 p.m. at least three (3) Business Days before the last day of the Interest Period for such Borrowing of Eurodollar Loans funded in Dollars or at least four (4) Business Days before the last day of the Interest Period for such Borrowing of Eurodollar Loans funded in Canadian Dollars or Pounds or the day such Reimbursement Obligation becomes due that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a Eurodollar Loan with an Interest Period of one (1) month, (y) the advance of a new Borrowing of Base Rate Loans under the Revolving Credit (after converting, if necessary, the Reimbursement Obligation into Dollars as provided in Section 10.19) on such day in the amount of the Reimbursement Obligation then due, or (z) with respect to Agent Loans or Agent Letters of Credit, the advance of a new Borrowing of an Agent Loan as a Base Rate Loan under the Agent Swing Line on such day in the amount of the Agent Reimbursement Obligation then due, which Borrowing shall be deemed to have been funded on such day to pay the Reimbursement Obligation or Agent Reimbursement Obligation, as the case may be, then due, in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowing set forth in Section 4.1. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to fund loans in Canadian Dollars or Pounds and make, continue or convert Loans into Eurodollar Loans shall be suspended.

     (c) Disbursement of Loans.  Not later than 12:00 p.m. on the date of any
         ---------------------
requested advance of a new Borrowing of Loans, each Lender under the relevant Credit, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in New York, New York for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower on such date. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

     (d) Agent Reliance on Lender Funding.  Unless the Agent shall have been
         --------------------------------
notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the interest rate attributable to the relevant Loan. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of the Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender, together with interest at its cost of funds. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

      Section 2.6.  Interest Periods.  As provided in Section 2.5(a), at the
                    ----------------
time of each request for the advance or continuation of, or conversion into, a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options subject to the limitations in Section 2.5(a); provided, however, that:

          (i) the Borrower may not select an Interest Period for a Borrowing of Revolving Loans or Agent Loans that extend beyond the applicable Maturity Date for Revolving Loans or Agent Loans, as the case may be;

          (ii) the Borrower may not select an Interest Period for a Borrowing of Term Loans that would end after an Amortization Date if, as a result, the aggregate principal amount of Term Loans scheduled to be outstanding with Interest Periods ending after such Amortization Date would exceed the principal amount of Term Loans permitted to be outstanding after such Amortization Date;

          (iii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

          (iv) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      Section 2.7.  Maturity of Loans.  (a) Revolving Loans.  Each Revolving
                    -----------------       ---------------
Loan shall mature and become due and payable by the Borrower on the applicable Maturity Date for Revolving Loans. Each Agent Loan shall mature and become due and payable by the Borrower on the applicable Maturity Date for the Agent Loans. At least ninety (90) days prior to August 6, 2000, the Borrower may provide the Agent with a written notice requesting the Lenders to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans for an additional one (1) year period. If the Borrower shall request the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans to be extended for an additional one (1) year period, then the Agent shall promptly notify each Lender of such request and each Lender shall notify the Agent, not fewer than thirty (30) days prior to the Revolving Commitment Termination Date and the Maturity Date for the Revolving Loans, whether, in the exercise of its sole discretion, it will extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans for an additional one (1) year period and, in the event such Lender commits to such extensions but only at a lower Commitment (each such Lender, a "Reduced Declining Lender"), such notice will specify a proposed Total Commitment Amount and its proposed Designated Commitment. Any Lender which shall not timely notify the Agent whether it will extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans shall be deemed to not have agreed to such extensions. No Lender shall have any obligation whatsoever to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans.

     (b) Extension of Maturity Date for Revolving Loans.  If the Lenders notify
         ----------------------------------------------
the Agent pursuant to Section 2.7(a) of their agreement to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans (each such Lender, an "Accepting Lender"), then the Agent shall so notify each Lender and the Borrower, and such extensions shall be effective without other or further action by any party hereto for such additional one-year period. If any one or more of the Lenders shall notify or be deemed to have notified the Agent that it will not extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans at the then current Total Commitment Amount (each such Lender, a "Declining Lender"), then (i) the Agent shall promptly so notify the Borrower and the Accepting Lenders; (ii) the Accepting Lenders shall, upon the Borrower's election to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans in accordance with clause (w), (x) or (y) below, extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans; and (iii) the Borrower shall, pursuant to a notice (an "Election Notice") delivered to the Agent, the Accepting Lenders and the Declining Lenders not fewer than ten (10) Business Days prior to the Election Effective Date, either:

          (w) elect to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans with respect to the Accepting Lenders and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the Election Effective Date. On such Election Effective Date (A) the Borrower shall deliver notice of the effectiveness of such termination to the Declining Lenders and to the Agent, (B) the Borrower shall pay in full in immediately available funds all Obligations of the Borrower hereunder including, without limitation, all breakage fees provided for in Section 2.13 and all other costs, fees and expenses payable and owing to each such Declining Lender hereunder and otherwise cause the Declining Lenders no longer to have any liability or obligation under or with respect to any Letter of Credit issued hereunder, whether by termination, cancellation, expiration or amendment of all such Letters of Credit, replacement of such Letters of Credit or otherwise, and upon the events described in this clause (x), the Declining Lenders shall cease to be a "Lender" hereunder for all purposes, other than for purposes of Sections 2.13, 3.3, 8.3 and 10.15 and shall cease to have any obligations or any Commitment hereunder, other than to the Agent pursuant to Section 9.6 and to the Borrower pursuant to Section 10.17, and the Agent shall promptly notify the Accepting Lenders and the Borrower of the new Total Commitment Amount and the respective Percentages of each Accepting Lender. So long as (A) no Default or Event of Default has occurred and is continuing, and (B) the aggregate principal amount of the Revolving Loans of all Lenders and other Revolving Obligations outstanding of the Borrower do not exceed the new Revolving Credit Commitment Amount, the Agent shall reallocate the Percentage of each Lender in the Letters of Credit issued hereunder at such time; or

          (x) elect to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans with respect to (x) the Accepting Lenders and (y) all of the Reduced Declining Lenders and direct any Declining Lenders to terminate their respective Commitments, which termination shall become effective on the Election Effective Date; provided that effective on the Election Effective Date, the Total Commitment Amount shall be reduced to the lower of (A) the lowest Total Commitment Amount proposed by a Reduced Declining Lender in the notice provided pursuant to Section 2.7(a) and (B) the aggregate of the Designated Commitments of all Accepting Lenders and all Reduced Declining Lenders and each remaining Lender's Percentage shall be adjusted to equal the quotient of (1) such Lender's Designated Commitment divided by (2) the reduced Total Commitment Amount. On such Election Effective Date, the Borrower shall pay in full, in immediately available funds, all Obligations of the Borrower hereunder including, without limitation, all breakage fees provided for in Section
     2.13 and all other costs, fees and expenses payable to each Declining Lender hereunder and otherwise cause such Declining Lenders no longer to have any liability or obligation under or with respect to any Letter of Credit issued hereunder, whether by termination, cancellation, expiration or amendment of all such Letters of Credit, replacement of such Letters of Credit or otherwise and pay to the Reduced Declining Lenders and the Accepting Lenders such amounts as are necessary to cause the amounts owing to the Reduced Declining Lenders and the Accepting Lenders to reflect their reduced Commitments and their new Percentages thereafter; each Declining Lender as is terminating its respective Commitments shall cease to be a "Lender" hereunder for all purposes, other than for purposes of Sections 2.13, 3.3, 8.3 and 10.15 and shall cease to have any obligations or any Commitment hereunder, other than to the Agent pursuant to Section 9.6 and to the Borrower pursuant to Section 10.17; and the Agent shall promptly notify the Accepting Lenders, the Reduced Declining Lenders and the Borrower of the new Total Commitment Amount and the respective Percentages of each Lender. So long as (A) no Default or Event of Default has occurred and is continuing, and (B) the aggregate principal amount of the Revolving Loans of all Lenders and other Revolving Obligations outstanding of the Borrower do not exceed the new Revolving Credit Commitment Amount, the Agent shall reallocate the Percentage of each Lender in the Letters of Credit issued hereunder at such time; or

          (y) elect to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans with respect to the Accepting Lenders and the Reduced Declining Lenders, and to replace one or more of the Reduced Declining Lenders or the Declining Lenders effective on the Election Effective Date, with one or more banks reasonably acceptable to the Agent; provided that (A) if one or more Lenders shall be a Reduced Declining Lender that is not being replaced, then effective on the Election Effective Date, the Total Commitment Amount shall be reduced to the lower of (1) the lowest Total Commitment Amount proposed by a Reduced Declining Lender that is not being replaced and (2) the aggregate of the Designated Commitments of all Accepting Lenders and the Reduced Declining Lenders that are not being replaced; (B) on such date the Borrower shall pay in immediately available funds to such Reduced Declining Lenders that are not being replaced and to the Accepting Lenders such amounts as are necessary to cause amounts owing to such Reduced Declining Lenders and the Accepting Lenders to reflect their reduced Commitments and their new Percentages thereafter; (C) the replacement banks shall purchase the Note or Notes of the Declining Lender or Lenders being replaced and such Declining Lender's or Lenders' rights hereunder, without recourse or expense to, or warranty by, such Declining Lender or Lenders being replaced for a purchase price equal to the sum of the aggregate outstanding principal amount of the Note or Notes payable to the Declining Lender or Lenders, such Declining Lender's or Lenders' respective Percentage of any outstanding Reimbursement Obligations, any accrued but unpaid interest on such Note or Notes and such Reimbursement Obligations, and any accrued but unpaid fees in respect of such Declining Lender's or Lenders' outstanding Borrowings and percentage of Commitments hereunder, and such replacement banks shall assume such Declining Lender's or Lenders' respective Percentage with respect to any outstanding Letters of Credit hereunder; (D) all Obligations of the Borrower owing under or in connection with this Agreement and the Credit Documents to the Declining Lender or Lenders being replaced (including, without limitation, all breakage fees provided for in Section 2.13 and all other costs, fees and expenses payable to each Declining Lender hereunder) shall be paid by the Borrower in full in immediately available funds to such Declining Lender or Lenders being replaced concurrently with such replacement; and (E) upon the payment of such amounts, the replacement banks shall each constitute a "Lender" hereunder and the Declining Lenders or Lenders being replaced shall no longer constitute a "Lender" hereunder (other than for purposes of Sections 2.13, 3.3, 8.3 and 10.17) and shall no longer have any obligations hereunder, other than to the Agent pursuant to Section 9.6 and to the Borrower pursuant to Section 10.17. So long as (A) no Default or Event of Default has occurred and is continuing, and (B) the aggregate principal amount of the Revolving Loans of all Lenders and other Revolving Obligations outstanding of the Borrower do not exceed the new Revolving Credit Commitment Amount, the Agent shall reallocate the Percentage of each Lender in the Letters of Credit issued hereunder at such time; or

          (z) elect to revoke and cancel the written notice requesting the Lenders to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans for an additional one (1) year period by giving written notice of such revocation and cancellation to the Agent (which shall promptly notify the Lenders thereof) at least ten (10) Business Days prior to the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans.

If the Borrower fails to provide an Election Notice on or prior to the tenth
(10th) Business Day preceding the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans, the Borrower shall be deemed to have revoked and cancelled its written notice requesting the Lenders to extend the Revolving Commitment Termination Date and the Maturity Date for Revolving Loans for an additional one (1) year period. Upon the election by the Borrower described in
Section 2.7(c), the Borrower shall give prompt notice to the Agent of such election.

     (c) Term Loans.  The Borrower shall repay a portion of the Term Loans on
         ----------
the last Business Day of each calendar quarter (except with respect to the last payment date which day shall be the applicable Maturity Date for Term Loans), commencing on March 31, 1998 ("Amortization Date"), in the amount set forth opposite such period on Schedule 2.7 (or, if less, the aggregate principal amount of Term Loans then outstanding). The Borrower shall repay in full the unpaid principal amount of the Term Loans on the applicable Maturity Date for Term Loans.

      Section 2.8.  Applicable Interest Rates.  (a) Base Rate Loans.  Each Base
                    -------------------------       ---------------
Rate Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

     (b) Eurodollar Loans.  Each Eurodollar Loan shall bear interest (computed
         ----------------
on the basis of a 360-day year and actual days elapsed, except with respect to Eurodollar Loans funded in Pounds, in which case interest will be computed on the basis of a 365-day year and actual days elapsed, in each case excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBOR Rate plus the Applicable Margin, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan.

     (c) Rate Determinations.  The Agent shall determine each interest rate
         -------------------
applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to the Borrower and each Lender of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

      Section 2.9.  Default Rate.  If any payment of principal on any Loan is
                    ------------
not made when due after the expiration of the grace period therefor provided in
Section 7.1(a) (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) from the date such payment was due until such principal then due is paid in full, payable on demand, at a rate per annum equal to:

     (a) for any Base Rate Loan the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity);

     (b) for any Eurodollar Loan the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity); and

     (c) for any unpaid Reimbursement Obligations with respect to Letters of Credit or Agent Letters of Credit, the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity).

It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders or ABN AMRO under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender or ABN AMRO that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or, if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender or ABN AMRO to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender or ABN AMRO as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender or ABN AMRO on the principal amount of the Notes or to the Reimbursement Obligations (or if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender or ABN AMRO to the Borrower). The Agent and the Lenders hereby elect to determine the applicable rate ceiling under Article 5069-1D.001 to 1D.013 of the Texas Credit Revised Civil Statutes by the weekly rate ceiling from time to time in effect, subject to the Agent's and the Lenders' rights subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrower prior to the full stated term of the Loans and the interest received for the actual period of the existence of the Loans exceeds the Highest Lawful Rate, the Lenders or ABN AMRO shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of ABN AMRO or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful

Rate. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon 1998), regulating certain revolving credit accounts shall not apply to this Agreement or any of the Notes.

      Section 2.10. Optional Prepayments.  The Borrower shall have the privilege
                    --------------------
of prepaying Base Rate Loans without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $300,000), provided, however, that the Borrower shall have given notice of such prepayment to the Agent no later than 12:00 p.m. on the date of such prepayment. The Borrower shall have the privilege of prepaying Eurodollar Loans (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $3,000,000 (or the equivalent thereof in Pounds or Canadian Dollars, as applicable and as determined in accordance with Section 10.19)) only on the last Business Day of an Interest Period for such Loan, and (b) at any other time so long as the breakage fees and funding losses provided for in Section 2.13 are paid; provided, however, that the Borrower shall have given notice of such prepayment to the Agent no later than 12:00 p.m. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment. Optional prepayments shall be applied as selected by the Borrower to the Term Loans, the Revolving Loans and the Agent Loans. Any optional prepayments of the Term Loans shall be applied in inverse order of maturity and amounts prepaid under the Term Loans may not be reborrowed. Any optional prepayments of the Revolving Loans shall be applied to the Revolving Loans, then pro rata to the Reimbursement Obligations with respect to Letters of Credit. Any optional prepayments of the Agent Loans shall be applied to Agent Loans, then pro rata to the Agent Reimbursement Obligations with respect to Agent Letters of Credit. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or Eurodollar Loans outstanding of the type of Loans being prepaid.

      Section 2.11. Mandatory Prepayments of Loans.  (a) If the aggregate
                    ------------------------------
principal amount of outstanding Revolving Loans and L/C Obligations shall at any time for any reason exceed the Revolving Credit Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Revolving Loans and, if all Revolving Loans have been paid, a pre-funding of Letters of Credit. If the aggregate principal amount of outstanding Agent Loans and Agent L/C Obligations shall at any time for any reason exceed the Agent Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the benefit of the Agent, as a prepayment of the Agent Loans and, if all Agent Loans have been paid, a pre-funding of Agent Letters of Credit. Any mandatory prepayment of Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.10, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.13.

     (b) (i) Within ten (10) Business Days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Transfer of an asset or group of assets (except

Transfers permitted by Section 6.19) with cumulative proceeds in excess of $10,000,000 in any fiscal year, the Borrower shall make a mandatory prepayment of the Term Loans, which mandatory prepayment shall be applied in inverse order of maturity, in an amount equal to the Net Cash Proceeds from such Transfer, and
(ii) within ten (10) Business Days after receipt by the Borrower or any of its Subsidiaries of the proceeds of insurance on or condemnation of any property, the Borrower shall make a mandatory prepayment of the Term Loans of such funds, which mandatory prepayment shall be applied in inverse order of maturity, unless such proceeds are segregated in a special account denoted as insurance or condemnation proceeds and used promptly for replacement or reconstruction of such property; provided, however, the Borrower shall not be required to make the mandatory prepayments required in (i) or (ii) above to the extent such proceeds are reinvested in a Permitted Business within six (6) months of the receipt of such proceeds. Amounts prepaid under the Term Loans may not be reborrowed. After the Term Loans have been paid in full, the Borrower shall not be required to make any further mandatory prepayments pursuant to this Section 2.11(b).

      Section 2.12. The Notes. (a) The Revolving Loans outstanding to the
                    ---------
Borrower from each Lender shall be evidenced by three promissory notes of the Borrower payable to such Lender in the forms of Exhibits 2.12A (Dollars), 2.12B (Pounds) and 2.12C (Canadian Dollars), respectively (each a "Revolving Note"). The Term Loans outstanding to the Borrower from each Lender shall be evidenced by a single promissory note of the Borrower payable to such Lender in the form of Exhibit 2.12D (each a "Term Note"). The Agent Revolving Loans outstanding to the Borrower from ABN AMRO shall be evidenced by a single promissory note of the Borrower payable to ABN AMRO in the form of Exhibit 2.12E (the "Agent Note").

     (b) Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

      Section 2.13. Breakage Fees.  If any Lender incurs any loss, cost or
                    -------------
expense (including, without limitation, any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

     (i) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);

     (ii) any failure to make a principal payment of a Eurodollar Loan on the due date therefor; or

     (iii) any failure by the Borrower to borrow, continue, prepay or convert to a Eurodollar Loan on the date specified in a notice given pursuant to
Section 2.5(a),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein.

      Section 2.14. Commitment Terminations.  The Borrower shall have the right
                    -----------------------
at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Revolving Credit Commitments (including the Multicurrency Funding Limit) without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $5,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Revolving Credit Commitments; provided that the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations with respect to Letters of Credit, and the L/C Commitment Amount may not be reduced to an amount less than the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations with respect to Letters of Credit, in each case after converting, if necessary, any such outstanding Obligations to Dollars in accordance with Section 10.19 and after giving effect to payments on such proposed termination or reduction date, unless the Borrower provide to the Agent cash collateral in an amount sufficient to cover such shortage or back to back letters of credit from a bank whose long-term senior unsecured debt rating is rated A or above from either S&P or Moody's or such other bank satisfactory to the Majority Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiration date of at least five (5) days after the expiration date of any applicable Letter of Credit and which provide that the Agent may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. The Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 2.14 is permanent and may not be reinstated. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to ABN AMRO, to terminate or reduce the Agent Credit Commitment without premium or penalty, in whole or in part; provided that the Agent Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Agent Loans plus the aggregate undrawn face amount of outstanding Agent Letters of Credit plus any unpaid Agent Reimbursement Obligations with respect to Agent Letters of Credit. Any termination of Agent Credit Commitment pursuant to this Section 2.14 is permanent and may not be reinstated.

      Section 2.15. Acknowledgment.  The Borrower and the Lenders acknowledge
                    --------------
and agree that the Obligations under this Agreement shall be pari passu and of equal rank and preference in any proceeding to the Indebtedness related to the Public Debt Issue.

 SECTION 3.  FEES AND PAYMENTS.

      Section 3.1.  Fees.  (a) Commitment Fee.  For the period from the
                    ----       --------------
Effective Date to and including the Revolving Commitment Termination Date with respect to the Revolving Credit Commitment Amount, the Borrower shall pay (i) to the Agent for the ratable account of the Lenders, a commitment fee (computed on a basis of a 360-day year and actual days elapsed) on an amount equal to the average daily difference between the Revolving Credit Commitment Amount and the outstanding Revolving Obligations, and (ii) to ABN AMRO for its own account, a commitment fee (computed on a basis of 360-day year and actual days elapsed) on an amount equal to the average daily difference between the Agent Commitment Amount and the outstanding Agent Revolving Obligations, such commitment fees to be calculated, for any day, at such times as the relevant Total Funded Debt to Total Capital Ratio is in one of the following ranges, based upon the percentage per annum set forth opposite such Total Funded Debt to Total Capital Ratio set forth below times such amount:


     Total Funded Debt to Total Capital Ratio          Commitment Fee
     ----------------------------------------          --------------
     Less than 30%                                         0.175%
     Equal to or greater than 30%                          0.200%
       but less than 35%
     Equal to or greater than 35%                          0.250%
       but less than 37.5%
     Equal to or greater than 37.5%                        0.250%
       but less than 40%
     Equal to or greater than 40%                          0.250%
       but less than 45%
     Equal to or greater than 45%                          0.375%

For the period from the Effective Date through the date the Borrower is to provide the Agent with the financial statements for the fiscal year ending December 31, 1997, as required by Section 6.7(a)(ii), the commitment fees shall be calculated as provided above based upon a commitment fee percentage of 0.250% per annum. Such fees shall be payable in arrears commencing on March 31, 1998, and on the last Business Day of each calendar quarter thereafter and on the Maturity Date for Revolving Loans and the Maturity Date for Agent Loans, as applicable, unless the Revolving Credit Commitment or the Agent Credit Commitment, as the case may be, is terminated in whole on an earlier date, in which event the commitment fee with respect thereto for the period to but not including the date of such termination shall be paid in whole on the date of such termination. Any change to the commitment fee as a result of a change in the Total Funded Debt to Total Capital Ratio shall be effective as of the date provided in the definition of Applicable Margin.

     (b) Letter of Credit Fees.  Commencing upon the date of issuance or
         ---------------------
extension of any Letter of Credit or Agent Letter of Credit, the Borrower shall pay to the Agent quarterly in advance (pro rated, if necessary for any portion of such quarter) (i) for the ratable account of the Lenders and (ii) to the Agent for its own account, as the case may be, a non-refundable fee equal to the greater of (x) $500, or (y) the face amount of such Letter of Credit or Agent Letter of Credit times the Applicable Margin, calculated in each case on the basis of a 360-day year and actual days elapsed and based on the then scheduled expiration date of the Letter of Credit or the Agent Letter of Credit, as the case may be. Thereafter, such fees shall be payable by the Borrower in advance on the last Business Day of each calendar quarter of each year commencing with the next succeeding calendar quarter, with the last such payment on the date any such Letter of Credit or Agent Letter of Credit expires. The fees paid quarterly in advance for Assumed Letters of Credit and Assumed Agent Letters of Credit under the Prior Credit Agreement shall be carried forward under this Agreement, such that the first such fees payable by the Borrower under this Agreement for such Assumed Letters of Credit and Assumed Agent Letters of Credit shall be on March 31, 1998. For any Letter of Credit issued with a face amount in Pounds or Canadian Dollars, the fees shall be converted into Dollars in accordance with Section 10.19 as of two (2) days before the issuance date thereof, and thereafter five (5) days before any fee with respect thereto shall be due and payable hereunder. In addition, the Borrower shall pay to the Agent solely for the Agent's account, in connection with each Letter of Credit or Agent Letter of Credit, administrative and amendment fees and expenses for letters of credit established by the Agent from time to time and as agreed between the Agent and the Borrower.

     (c) Agent Fees.  The Borrower shall pay to each of the Agent and the
         ----------
Syndication Agent the fees agreed to between the Agent and the Borrower and the Syndication Agent and the Borrower pursuant to the Fee Letters, and any other fees from time to time agreed to by the Borrower and the Agent or the Syndication Agent.

      Section 3.2.  Place and Application of Payments.  (a) All payments of
                    ---------------------------------
principal of and interest on the Loans, the Reimbursement Obligations, and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 1:30 p.m. on the due date thereof at the office of the Agent in New York, New York (or such other location as the Agent may designate to the Borrower) for the benefit of the Lenders entitled to such payments. Any payments received by the Agent from the Borrower after 1:30 p.m. shall be deemed to have been received on the next Business Day. If the Borrower does not, or is unable for any reason to, effect payment of a Revolving Loan or Reimbursement Obligation to the Lenders in the applicable currency or if the Borrower shall default in the payment when due of any payment in such currency, the Lenders may, at their option, require such payment to be made to the Lenders in the Dollar equivalent of such currency determined in accordance with Section 10.20. With respect to any amount due and payable in Pounds or Canadian Dollars, the Borrower agrees to hold the Lenders harmless from any losses incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof. The Agent will, on the same day each payment is received, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

     (b) If any payment received by the Agent under any Credit Document (including from the proceeds of Collateral) is insufficient to pay in full all amounts then due and payable to the Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order set forth in Section 7.7. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

      Section 3.3.  Withholding Taxes.  (a) Payments Free of Withholding.
                    -----------------       ----------------------------
Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower or any Guarantor to the Agent or any Lender under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges:

     (i) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which the Agent or such Lender, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects the Agent or such Lender to tax by reason of a connection between the taxing jurisdiction and the Agent or such Lender (other than a connection resulting from the transactions contemplated by this Agreement);

     (ii) imposed as a result of a connection between the taxing jurisdiction and the Agent or such Lender, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

     (iii) imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender (other than pursuant to Section 3.3(d) hereof) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of the Lender's interest in this Agreement or any Credit Document or designation of a new Lending Office);

     (iv) imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the date hereof, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.12), after the date on which it becomes a Lender;

     (v) which would not have been imposed but for (a) the failure of the Agent or any Lender, as the case may be, to provide (x) an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service pursuant to
     Section 3.3(b) below, or (y) any other certification, documentation or proof which is reasonably requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false

(all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "Indemnified Taxes"). If any such withholding is so required, the Borrower or such Guarantor, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Agent and each Lender is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that the Agent or such Lender (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower or such Guarantor, as applicable, shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower or such Guarantor pays any Indemnified Taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower or such Guarantor (with such tax receipts to be promptly delivered when actually received), to the Agent or the Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen (15) days of such payment.

     (b) U.S. Withholding Tax Exemptions.  Each Lender that is not a United
         -------------------------------
States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Effective Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

     (c) Inability of Lender to Submit Forms.  If any Lender determines, as a
         -----------------------------------
result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such Lender is obligated to submit pursuant to Section 3.3(b) or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     (d) Refund of Taxes.  If any Lender or the Agent receives a refund of any
         ---------------
Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower or any Guarantor has paid any amount pursuant to this Section 3.3 or
Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower or such Guarantor.

 SECTION 4.  CONDITIONS.

      Section 4.1.  Conditions Precedent to all Borrowings.  In the case of each
                    --------------------------------------
advance of a Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit or Agent Letter of Credit:

     (a) Notices.  In the case of a Borrowing, the Agent shall have received the
         -------
Borrowing Request required by Section 2.5, and in the case of the issuance, extension or increase of Letter of Credit or Agent Letter of Credit, the Agent shall have received a duly completed Borrowing Request and Application for such Letter of Credit or Agent Letter of Credit, as the case may be, meeting the requirements of Section 2.2;

     (b) Warranties True and Correct.  Each of the representations and
         ---------------------------
warranties of the Borrower and its Subsidiaries set forth herein and in the Credit Documents shall be true and correct in all material respects as of the time of such new Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (c) No Default.  No Default or Event of Default shall have occurred and be
         ----------
continuing or would occur as a result of such Borrowing;

     (d) New Litigation and Changes in Pending Litigation.  Except as set forth
         ------------------------------------------------
in Schedule 5.4, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries or any Unrestricted Subsidiary, which could reasonably be expected to have a

Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to have a Material Adverse Effect;

     (e) Regulation U; Other Laws.  The Borrowings to be made by the Borrower
         ------------------------
shall not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation U and shall not be prohibited by any other legal requirement (including Regulations G, T and X) imposed by the banking laws of the United States of America, and shall not otherwise subject the Lenders to a penalty or other onerous conditions under or pursuant to any legal requirement; and

     (f) Material Adverse Change.  There has occurred no event or effect that
         -----------------------
has had or could reasonably be expected to have a Material Adverse Effect.

Each request for the advance of a Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit or an Agent Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or issuance of, increase in the amount of, or extension of the expiration date of, such Letter of Credit or Agent Letter of Credit, as the case may be, (a) that all conditions precedent to such Borrowing have been satisfied or fulfilled unless the Borrower give to the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such advances and the Agent shall not be required to issue, increase the amount of or extend the expiration date of such Letter of Credit unless the Majority Lenders shall have previously waived in writing such non-compliance. In the event that any of the conditions specified in Section 4.1(c) are not satisfied, the Borrower may not convert any Base Rate Loan into a Eurodollar Loan or continue any Eurodollar Loan and may only convert or continue any Eurodollar Loan into or as a Base Rate Loan, subject to the applicability of the provisions of Section 2.8 regarding default rates of interest. Further, in such case, any Eurodollar Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to time, the conditions specified in Section 4.1(c) shall have been satisfied or waived pursuant to the terms hereof.

 SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to each Lender and the Agent as follows:

      Section 5.1.  Corporate Organization. (a) The Borrower and each of its
                    ----------------------
Material Subsidiaries: (i) is a duly organized and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary corporate power (or comparable power, in the case of a Material Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its present business and the business it currently proposes to transact; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified or to be in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

     (b) As of the Effective Date, the Borrower has no Subsidiaries other than the Subsidiaries listed on Schedule 5.1. Schedule 5.1 correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

      Section 5.2.  Corporate Power and Authority; Validity.  Each Credit Party
                    ---------------------------------------
has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action (or comparable action, in the case of a Credit Party that is not a corporation) to authorize the execution, delivery and performance of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      Section 5.3.  No Violation.  Neither the execution, delivery nor
                    ------------
performance (to the best of their knowledge) by any Credit Party of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the Certificate or Articles of Incorporation or By-laws of the Borrower or any of its Subsidiaries.

      Section 5.4.  Litigation.  There are no actions, suits or proceedings
                    ----------
(including, without limitation, derivative or injunctive actions) pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 5.4.

      Section 5.5.  Use of Proceeds; Margin Regulations.  (a)  The proceeds of
                    -----------------------------------
the Revolving Credit and the Agent Swing Line may be used to (i) provide working capital, including the issuance of Letters of Credit and Agent Letters of Credit, and otherwise for general corporate purposes, and (ii) for Acquisitions as provided herein.

     (b) Neither the Borrower, nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      Section 5.6.  Investment Company Act.  Neither the Borrower nor any of its
                    ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      Section 5.7.  Public Utility Holding Company Act.  Neither the Borrower
                    ----------------------------------
nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 5.8.  True and Complete Disclosure.  All factual information
                    ----------------------------
heretofore or contemporaneously furnished by the Borrower or any of its Material Subsidiaries in writing to the Agent or any Lender in connection with any Credit Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Agent or any Lender in connection herewith, any of the other Credit Documents, the Loans or the Collateral will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information was provided. The Agent and each Lender acknowledges that the projections heretofore or hereafter furnished by the Borrower or any of its Material Subsidiaries in writing to the Agent or any Lender will be accurate and correct, to the best of such entity's knowledge, without guaranteeing the results of such projections.

      Section 5.9.  Financial Statements.  The financial statements heretofore
                    --------------------
delivered to the Lenders for the Borrower's fiscal year ending December 31, 1996, and the Borrower's fiscal quarters ending March 31, June 30, and September 30, 1997, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with that of such entity for the previous fiscal year, and (ii) for periods ending on or after December 31, 1997, will be prepared in accordance with GAAP applied on a basis consistent with the Borrower's financial statements for the previous fiscal quarter or year, as the case may be, except as otherwise noted therein. Each of such annual and quarterly financial statements fairly presents on a consolidated basis the financial position of the Borrower as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes as permitted by the SEC. The Borrower and its Subsidiaries, taken as a whole, have no material contingent liabilities or Indebtedness other than those disclosed in the financial statements referred to in this Section 5.9.

      Section 5.10. No Material Adverse Change.  There has occurred no event or
                    --------------------------
effect that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

      Section 5.11. Labor Controversies.  There are no labor controversies
                    -------------------
pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be foreseen to have a Material Adverse Effect.

      Section 5.12. Taxes.  The Borrower and its Subsidiaries have filed all
                    -----
United States federal tax returns and all other tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP. No tax liens have been filed and no claims are being asserted for Taxes, which liens or claims could reasonably be foreseen to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

      Section 5.13. ERISA.  With respect to each Plan, the Borrower and its
                    -----
Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA except as described in reasonable detail in Schedule 5.13. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA and as disclosed in the financial statements of the Borrower for the fiscal quarter ending September 30, 1997, described in Section 5.9.

      Section 5.14. Consents.  At the time of consummation thereof, all consents
                    --------
and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder have been obtained or made and are or will be in full force and effect.

      Section 5.15. Capitalization.  Except as disclosed on Schedule 5.15, all
                    --------------
outstanding shares of the Borrower and its Material Subsidiaries have been duly and validly issued, are fully paid and nonassessable. Except as disclosed on
Schedule 5.15, neither the Borrower nor any Material Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

      Section 5.16. Intellectual Property.  Except as disclosed on Schedule
                    ---------------------
5.16, the Borrower and its Material Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks, and trade names free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Material Subsidiaries as presently conducted.

      Section 5.17. Ownership of Property.  The Borrower and each domestic
                    ---------------------
Material Subsidiary has good and marketable title to or a valid leasehold interest in all of its property and good title to, or a valid leasehold interest in, all of its other property, and each foreign Material Subsidiary owns or has a valid leasehold interest in all of its property and owns or has a valid leasehold interest in, all of its other properties, in each case, except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result therefrom, subject to no Liens except Permitted Liens.

      Section 5.18. Compliance with Statutes, Etc.  The Borrower and its
                    -----------------------------
Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, with respect to the conduct of their businesses and the ownership of their properties, except for such instances of non-compliance as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

      Section 5.19. Environmental Matters.  (a) Except as described in Schedule
                    ---------------------
5.19, the Borrower and its Subsidiaries have complied in all material respects with, and on the date of each Borrowing will be in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries except as described in Schedule 5.19. To the best knowledge of the Borrower, except as disclosed on Schedule 5.19, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (ii) to cause any such property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

     (b) Except as disclosed on Schedule 5.19 and except as could not reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Borrower or any of the Guarantors to perform their respective Obligations under this Agreement, the Notes, or the Credit Documents to which they are a party, to the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries.

      Section 5.20. Existing Indebtedness.  Schedule 5.20 contains a complete
                    ---------------------
list of all Indebtedness (other than the Obligations hereunder and Indebtedness permitted by Section 6.16(c) through (m)) of the Borrower and its Subsidiaries on the Effective Date in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness and the scheduled payments of such Indebtedness.

 SECTION 6.  COVENANTS.

     The Borrower covenants and agrees that, so long as any Note, Letter of Credit, Agent Letter of Credit, Reimbursement Obligation or any other Obligation is outstanding or any Commitment or Agent Credit Commitment is outstanding hereunder:

      Section 6.1.  Corporate Existence.  The Borrower and its Material
                    -------------------
Subsidiaries will preserve and maintain their existence except (i) for the dissolution of any Material Subsidiaries whose assets are transferred to the Borrower or any of its Material Subsidiaries, (ii) as otherwise expressly permitted herein, and (iii) that any Subsidiary which is not a Guarantor or a direct foreign Subsidiary of the Borrower may be dissolved and/or liquidated.

      Section 6.2.  Maintenance.  The Borrower and its Material Subsidiaries
                    -----------
will maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this
Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any of its Subsidiaries, as applicable, desirable in the conduct of their businesses and not materially disadvantageous to the Lenders.

      Section 6.3.  Taxes.  The Borrower and its Material Subsidiaries will duly
                    -----
pay and discharge all Taxes upon or against it or its properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

      Section 6.4.  ERISA.  The Borrower and its Subsidiaries will promptly pay
                    -----
and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower and its Subsidiaries and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA, so long as the event thereunder cannot reasonably be foreseen to have a Material Adverse Effect on the Borrower or any of its Subsidiaries), other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Borrower's or any of its Subsidiaries' intention to terminate or withdraw from any Plan; and (iv) the occurrence of any event that could result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries, in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA). The Borrower will also promptly notify the Agent of (i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect; and (iii) any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

      Section 6.5.  Burdensome Restrictions, Etc.  Promptly upon the existence
                    -----------------------------
or occurrence thereof, the Borrower shall give to the Agent written notice of the existence or occurrence of (i) any contractual obligation or the adoption of any new requirement of law which could reasonably be expected to have a Material Adverse Effect, and (ii) the existence or occurrence of any strike, slow down or work stoppage which could reasonably be expected to have a Material Adverse Effect.

      Section 6.6.  Insurance.  The Borrower and its Material Subsidiaries will
                    ---------
maintain or cause to be maintained with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by well-insured companies similarly situated and operating like property or assets (subject to self-insured retentions), all of which policies shall provide that no policy shall terminate without at least thirty (30) days' advance written notice to the Agent and be reasonably acceptable to the Agent. The Borrower and its Material Subsidiaries will also insure employers' and public and product liability risks with responsible insurance companies, all as reasonably acceptable to the Agent. The Borrower will on or before March 31st of each calendar year and upon the request of the Agent, furnish a certificate from an officer of the Borrower setting forth the nature and extent of the insurance maintained pursuant to this Section 6.6.

      Section 6.7.  Financial Reports and Other Information.  (a) The Borrower
                    ---------------------------------------
and its Subsidiaries and the Unrestricted Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries and the Unrestricted Subsidiaries as any Lender may reasonably request; and, without any request, will furnish to the Agent:

          (i) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail and in the case of consolidated statements in the form filed with the SEC, and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and omission of any footnotes as permitted by the SEC;

          (ii) within ninety (90) days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by the chief financial officer of the Borrower, to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows, and in the case of the consolidated statements, audited by an independent nationally-recognized accounting firm acceptable to the Agent and in the form filed with the SEC;

          (iii) promptly after presentation to the Board of Directors of the Borrower, a projection for such year or the next year, as applicable, of the Borrower's and its Subsidiaries' consolidated balance sheet and consolidated income, retained earnings and cash flows showing such projected budget for each fiscal quarter of the Borrower and its Subsidiaries ending during such year or the next year, as applicable, and for the Borrower's and its Subsidiaries' fiscal year-to-date at the end of each fiscal quarter; and

          (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Borrower sends to its stockholders or files with the SEC or any similar governmental authority.

The Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to (i) through (iv) above.

     (b) Each financial statement furnished to the Lenders pursuant to subsections (i) and (ii) of Section 6.7(a) shall be in a form which shall contain calculations (i) excluding the effects of any Unrestricted Subsidiaries,
(ii) separately stating all information required by such subsections for all Unrestricted Subsidiaries, (iii) separately stating any eliminations used in order to calculate the consolidated balance sheet, and (iv) stating aggregated figures matching the consolidated statements of the Borrower in the form filed with the SEC. Each such financial statement shall also be accompanied by (i) a written certificate signed by the Borrower's chief financial officer, in his capacity as such, to the effect that (x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and (ii) a Compliance Certificate in the form of
Exhibit 6.7 showing the Borrower's compliance with the covenants set forth herein. Together with the financial statements required pursuant to subsections (i) and (ii) of
Section 6.7(a), the Borrower shall furnish to the Lenders a certificate of the chief financial officer of the Borrower reporting all Transfers of assets effected by the Borrower and its Subsidiaries during the fiscal year covered by such financial statements, including the asset value of such assets and the amounts received by the Borrower and its Subsidiaries with respect to such Transfers, and such other information regarding such transactions as the Agent may reasonably request.

     (c) Each projection furnished to the Lenders pursuant to subsection (iii) of Section 6.7(a) shall be accompanied by a written certificate signed by the Borrower's chief financial officer, in his capacity as such, to the effect that
(i) it has been prepared on the basis of the Borrower's historical financial statements and records, and (ii) it reflects the reasonable assumptions of the Borrower's management as to the matters set forth therein.

     (d) Promptly upon receipt thereof, the Borrower will provide the Agent with a copy of each report or "management letter" submitted to the Borrower, any of its Material Subsidiaries or any Unrestricted Subsidiary by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower, any of its Material Subsidiaries or any Unrestricted Subsidiary.

     (e) Promptly after obtaining knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of:

          (i) any pending or threatened material Environmental Claim against the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary or any property owned or operated by the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary;

          (ii) any condition or occurrence on any property owned or operated by the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary that results in material noncompliance by the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary with any Environmental Law;

          (iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary.

In addition, the Borrower shall provide the Agent with copies of all Environmental Claims and responses thereto by the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary and any reports or data submitted to any governmental agency relating to an Environmental Claim, and such detailed reports of and material communications with any Person concerning any Environmental Claim as may reasonably be requested by the Agent.

     (f) The Borrower will promptly and in any event, within five (5) days after an officer of the Borrower has knowledge thereof, give written notice to the Agent of (who will in turn provide notice to the Lenders thereof): (i) any pending or threatened litigation against the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary asserting any claim or claims against any of same in excess of $5,000,000 in the aggregate; (ii) the occurrence of any mandatory prepayment event, Default, Event of Default or default or event of default under the Subordinated Indenture; (iii) any litigation or governmental proceeding of the type described in Section 5.4; (iv) any circumstance that has had or reasonably threatens a Material Adverse Effect; and (v) any event which would result in a breach of, or reasonably threatens a breach of, Sections 6.22, 6.23 or 6.24.

      Section 6.8.  Lender Inspection Rights.  Upon reasonable notice from the
                    ------------------------
Agent or any Lender, the Borrower will permit the Agent or any Lender (and such Persons as the Agent or such Lender may designate) during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower, any of its Subsidiaries or any Unrestricted Subsidiary, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrower each authorize such accountants to discuss with the Agent and any Lender (and such Persons as the Agent or such Lender may designate) the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested. Any such inspection shall be at the expense of the Borrower up to one (1) time a year, and if conducted any more frequently, at the expense of the Agent or the Lender conducting such inspection unless a Default or Event of Default shall have occurred and be continuing, in which event such inspection shall be at the expense of the Borrower.

      Section 6.9.  Conduct of Business.  Except as expressly permitted herein,
                    -------------------
the Borrower and its Material Subsidiaries will not engage in any line of business other than the oilfield services and oilfield equipment manufacturing businesses and except for the application of acquired, existing and developed technologies to industries and markets outside of such business (each, a "Permitted Business").

      Section 6.10. Interest Rate Protection.  The Borrower will maintain
                    ------------------------
protection against increases in interest rates pursuant to one or more Interest Rate Protection Agreements on at least fifty percent (50%) of the outstanding balance of the Term Loans until August 6, 1999. If ABN AMRO or a Lender is the counterparty to an Interest Rate Protection Agreement, any obligations of the Borrower thereunder shall be secured pari passu by the Stock Pledge Agreements, if any, and cross defaulted.

      Section 6.11. New Subsidiaries; Foreign Subsidiaries.  (a) The Borrower
                    --------------------------------------
will cause any direct or indirect domestic Subsidiary of the Borrower (i) which Subsidiary is formed or acquired after the Effective Date and which is a Material Subsidiary, or (ii) which Subsidiary becomes a Material Subsidiary after the Effective Date, to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all of the obligations under this Agreement and the Notes within thirty (30) days following such formation or acquisition pursuant to a Subsidiary Guaranty substantially in the form of
Exhibit 10.2A hereto. The Borrower will cause the capital stock of any foreign Material Subsidiary to be owned at all times directly by it or by a domestic Subsidiary of the Borrower which shall be a Guarantor hereunder. The Borrower shall pledge all of the capital stock owned by it of, but in no event more than sixty-six percent (66%) of the capital stock, of any foreign Subsidiary which is a direct Material Subsidiary or which becomes a direct Material Subsidiary of the Borrower after the Effective Date pursuant to a Stock Pledge Agreement, and any certificates representing such stock, together with stock powers duly executed in blank, or such other documentation as necessary to perfect the pledge of such stock shall be delivered to the Agent within thirty (30) days following such formation or acquisition.

      Section 6.12. Limitation on Certain Restrictions on Subsidiaries;
                    ---------------------------------------------------
Dividends; Negative Pledges.  (a) The Borrower and its Subsidiaries will not,
---------------------------
directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any of their Subsidiaries to (i) pay dividends or make any other distributions on its capital stock, or any other interest or participation in its profits, owned by the Borrower or pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents or in the Public Debt Issue documents and except for any restrictions existing in connection with any Subsidiary acquired by the Borrower after the Effective Date, in which case the Borrower shall either promptly cause the removal or release of any such restrictions or not advance the proceeds of any Loan to such Subsidiary even if otherwise permitted by this Agreement.

     (b) The Borrower and it Subsidiaries shall not redeem, purchase or otherwise acquire any shares of its capital stock other than as permitted herein, or declare or pay any dividends on its capital stock, make any distribution or payment to stockholders, or set aside any funds for such purpose, except: (i) the Borrower may redeem, purchase or otherwise acquire its capital stock or declare and pay dividends on its capital stock so long as it maintains (after giving effect to any such redemption, purchase or acquisition or the payment of any such distribution or dividend) a ratio of Total Funded Debt to Total Capital of no greater than 40%, provided that the Borrower may redeem, purchase or otherwise acquire its capital stock in an aggregate amount of up to $15,000,000 during the period from January 1, 1998, through December 31, 1998; (ii) any Subsidiary of the Borrowers may declare and pay dividends or make distributions to the Borrowers and make payments to the Borrowers on any obligations or liabilities, including Indebtedness, owing to any of the Borrowers; (iii) scheduled interest payments may be made on the Public Debt Issue; (iv) any Subsidiary of the Borrower may make payments to the Borrower for all reasonable amounts owing to the Borrower in the ordinary course of business for the Borrower's and their Subsidiaries' pro rata share of such ordinary course items as insurance, taxes and professional fees and expenses, provided that such ordinary course items are incurred in compliance with the arm's length requirements of Section 6.20 and (v) capital stock of the Borrower may be purchased (or the purchase thereof funded) or otherwise acquired by the Borrower or its Subsidiaries for any Code Section 401(K) plan, Code Section 423 plan or Plan of the Borrower or any of its Subsidiaries; in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such redemption, purchase, acquisition or payment.

     (c) The Borrower and its Subsidiaries shall not enter into any agreement other than this Agreement, the Credit Documents and the Public Debt Issue documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except in connection with any Permitted Liens described in Section 6.15(e), (f) or (g), or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

      Section 6.13. Restrictions on Fundamental Changes.  Neither the Borrower
                    -----------------------------------
nor any of its Subsidiaries shall be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except:

     (a) the Borrower or any of its Subsidiaries may merge into or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or acquisition, (i) the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person will thereby become a Subsidiary); (ii) Sections 6.11 and 6.12(a) are complied with to the extent applicable; (iii) the Borrower or such Subsidiary has the power and authority under the pertinent agreement and under applicable law to subject the assets of such acquired Person to the provisions of this Agreement and such assets are so subjected to the provisions of this Agreement;
(iv) the nature of the business of such acquired Person is a Permitted Business;
(v) such merger, consolidation, purchase or Acquisition is non-hostile in nature; (vi) the Borrower shall have delivered to the Agent within ten (10) Business Days prior to the consummation of any Acquisition a report signed by an executive officer of the Borrower in the form of Exhibit 6.13 which shall contain a certification that the purchase price of such Acquisition does not exceed $40,000,000 and which shall contain calculations demonstrating on a pro forma basis (x) the Borrower's compliance with Section 6.23 (such calculation to include pro forma Indebtedness incurred or assumed in connection with such Acquisition) and Section 6.24 and (y) that the ratio of EBITDA to Consolidated Interest Expense plus all dividends paid by the Borrower as permitted herein shall not be less than 3:0 to 1:0 immediately after the consummation of such Acquisition (such calculations to use historical EBITDA and dividends paid for the prior twelve (12)-month period except for (i) the normalization of dividends, distributions or bonuses to any prior owner and of corporate overhead costs that will not recur after the Acquisition date, and (2) any appropriate adjustments for non-GAAP reporting and such calculations to include pro forma interest expense for the following twelve (12)-month period with respect to any Indebtedness incurred or assumed in connection with such Acquisition) all as reasonably satisfactory to the Agent; and (vii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or acquisition;

     (b) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any Subsidiary; and any Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of their assets or stock to, any other Subsidiary or the Borrower; in each case so long as (i) if the transaction is with the Borrower, the Borrower shall be the surviving entity to any such merger or consolidation, (ii) Sections 6.11 and 6.12(a) are complied with to the extent applicable, and (iii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing after or result from such merger, consolidation, purchase or acquisition; provided however (x) no domestic Material Subsidiary may sell all or substantially all of its assets to a foreign Subsidiary, or merge into or consolidate with any foreign Subsidiary unless the domestic Material Subsidiary shall be the surviving corporation; and (y) no direct foreign Material Subsidiary may sell all or substantially all of its assets to an indirect foreign Subsidiary, or merge into or consolidate with any indirect foreign Subsidiary, unless the direct foreign Material Subsidiary shall be the surviving corporation or unless the aggregate amount of all such sales, or the assets of any such direct foreign Material Subsidiaries so merged or consolidated into an indirect foreign Subsidiary, as the case may be, during the term of this Agreement shall not exceed $20,000,000 (in each case valued at fair market value as determined by the Borrower with the consent of the Agent, which consent shall not be unreasonably withheld); and

     (c) any majority ownership of the Borrower or any of its Subsidiaries in a foreign joint venture or foreign Subsidiary may decrease to a minority ownership as necessary to comply with any foreign law or other requirements to doing business in such foreign jurisdiction; and

     (d) any other Transfers permitted hereunder.

Except as otherwise permitted in this Section 6.13, (i) the Borrower shall not issue, sell or dispose of any capital stock of any Material Subsidiaries and
(ii) neither the Borrower nor any of its Subsidiaries shall issue, sell or dispose of any capital stock of any other Subsidiary unless the Net Cash Proceeds are made as a prepayment of the Term Loans pursuant to Section 2.11.

      Section 6.14. Environmental Laws.  The Borrower and its Subsidiaries shall
                    ------------------
comply with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries except as could not reasonably be expected to have a Material Adverse Effect.

      Section 6.15. Liens.  The Borrower shall not create, incur, assume or
                    -----
suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any of its Subsidiaries, except the following (collectively, the "Permitted Liens"):

     (a) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (b) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (c) Inchoate Liens under ERISA and liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $5,000,000 at any one time outstanding and provided further that there is adequate assurance, in the sole discretion of the Majority Lenders that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding if necessary to remove such Liens;

     (e) Liens securing Indebtedness permitted by Sections 6.16(f);

     (f) Liens securing indebtedness permitted by Section 6.16(n) and to the extent included in Section 6.16(n), Section 6.16(l), up to an aggregate amount of $20,000,000, provided that such Liens do not encumber cash, deposit accounts, Cash Equivalents, accounts receivable, stock or interests in the Borrower or any of its Subsidiaries (including, without limitation, Collateral), or any other Investments permitted hereunder;

     (g) Liens existing on the date hereof and listed on Schedule 6.15;

     (h) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (e) through (g), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement and such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced;

     (i) Liens on property (other than Collateral) securing Indebtedness aggregating no greater than $1,000,000, with no one Lien securing Indebtedness in an amount greater than $500,000, provided the Borrower causes the release or bonding around of any such Liens within thirty (30) days of the attachment of any such Lien;

     (j) Liens created by any Credit Documents;

     (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

     (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

     (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

     (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

     (o) zoning, planning and Environmental Laws and ordinances and municipal regulations;

     (p) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

     (q) Liens of no greater than $500,000 in the aggregate on the assets (other than Collateral) of any Subsidiary;

     (r) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries; and

     (s) Liens on the stock or assets of Unrestricted Subsidiaries.

      Section 6.16. Indebtedness.  The Borrower and its Subsidiaries shall not
                    ------------
contract, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Credit Documents;

     (b) existing Indebtedness outstanding on the Effective Date and listed on
Schedule 5.20, and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount, the maturity date thereof is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased;

     (c) Indebtedness under any Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates on Obligations under the Loans;

     (d) Indebtedness incurred in connection with the Liens permitted by Section
6.15 (other than Section 6.15(f));

     (e) Capitalized Lease Obligations;

     (f) purchase money Indebtedness on assets acquired, but only if such Indebtedness does not exceed eighty percent (80%) of the purchase price of such assets and the aggregate amount of such Indebtedness does not exceed $2,000,000 at any one time outstanding;

     (g) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries or from any of its Subsidiaries to the Borrower or any other such Subsidiaries except as expressly restricted hereunder;

     (h) Indebtedness under unsecured foreign exchange futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates from time to time entered into not for speculative purposes and in accordance with customary industry practice;

     (i) Indebtedness under unsecured overdraft lines of credit; provided that the aggregate amount of such Indebtedness shall not exceed $10,000,000 at any time outstanding;

     (j) Indebtedness of Unrestricted Subsidiaries, provided that, the obligee thereof has no recourse of any nature (including, but not limited to, as a result of a performance or payment Guaranty) to the Borrower or any of its Subsidiaries;

     (k) unsecured Indebtedness assumed or seller financing incurred in connection with an Acquisition; provided that such Indebtedness is subordinated to the Obligations hereunder on terms and conditions reasonably satisfactory to the Agent; and provided further that such seller financing may be secured provided that such secured seller financing shall be included as other Indebtedness under Section 6.16(m) and not this Section 6.16(k);

     (l) Indebtedness under the Public Debt Issue and any unsecured Guaranties of such Indebtedness by any Guarantor, provided that no optional redemptions or other prepayments can be made thereof prior to the repayment of all Obligations, the expiration of all Letters of Credit and the termination of all Commitments, the payment of such Indebtedness may not be guaranteed by any Subsidiary of the Borrower which is not a Guarantor hereunder and the terms and provisions of any Guaranties of such Indebtedness shall be no more onerous than the terms and provisions of the Subsidiary Guaranties; and

     (m) other Indebtedness not otherwise covered by this Section 6.16 not to exceed $20,000,000 at any time outstanding; provided that the terms and conditions of such Indebtedness are no more onerous than the terms and conditions of the Obligations hereunder and no payments or prepayments can be made thereon so long as a Default or Event of Default shall have occurred and be continuing hereunder.

      Section 6.17. Advances, Investments and Loans.  The Borrower and its
                    -------------------------------
Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment") except:

     (a) Investments in Cash Equivalents and deposit accounts;

     (b) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the arm's-length requirements of Section 6.20;

     (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (d) Interest Rate Protection Agreements entered into in compliance with
Section 6.16(d);

     (e) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

     (f) unsecured intercompany loans, advances and capital contributions from the Borrower to any of its Subsidiaries from any of its Subsidiaries to the Borrower or any other such Subsidiaries except as expressly restricted hereunder;

     (g) loans and advances by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries for (i) short-term loans in an aggregate amount of no greater than $500,000 at any one time outstanding and in an amount no greater than $50,000 for any Person, (ii) moving and travel expenses and other similar expenses; in each case incurred in the ordinary course of business, and (iii) loans in an aggregate amount of no greater than $2,500,000 for purchases of stock of the Borrower by officers of the Borrower or its Subsidiaries;

     (h) joint ventures between any foreign Subsidiary of the Borrower and any other Person;

     (i) the purchase of stock in, or an investment by a foreign Subsidiary of the Borrower in, an insurance company for the purpose of obtaining credit and political risk insurance for export sales;

     (j) the purchase or acquisition of stock in the Borrower for a Code Section 401K plan, Code Section 423 plan or Plan of the Borrower or any of its Subsidiaries;

     (k) as permitted by Sections 6.12 or 6.13; and

     (l) Investments in Unrestricted Subsidiaries and Investments in minority interests in entities engaged primarily in a Permitted Business, provided that none of the Borrower or its Subsidiaries shall be liable for any Indebtedness or other obligations of any of such Unrestricted Subsidiaries or entities and all such Investments (including any future required capital contributions) do not exceed in the aggregate $10,000,000 at any time outstanding, the value of such Investments if not made in cash to be agreed upon by the Borrower and the Agent at the time of such Investment, or, if required by the Agent, to be determined by a third party appraiser to be agreed upon by the Borrower and the Agent (or selected by the Agent if such agreement is not reached).

      Section 6.18. Modifications of Corporate Documents.  The Borrower nor any
                    ------------------------------------
of its Subsidiaries shall amend, modify or change in any way materially adverse to the interests of the Lenders, its Certificate or Articles of Incorporation or By-laws or other comparable corporate governance documents or any agreement entered into by it related to its capital stock (including any shareholders' agreement), or enter into any new agreement related to its capital stock; provided that the Borrower may adopt poison pill provisions in the exercise of its business judgment. The Borrower shall not amend or modify, or permit the amendment or modification of, any provision of the Public Debt Issue or any Guaranty of the Public Debt Issue in any way adverse to the interests of the Lenders.

      Section 6.19. Transfer of Assets.  The Borrower and its Subsidiaries shall
                    ------------------
not permit any Transfer of an asset of the Borrower or any of its Subsidiaries except:

     (a) Transfers of inventory and mill equipment and other assets in the ordinary course of business;

     (b) the discounting and sale of trade accounts receivable of foreign account debtors of the Borrower and such Subsidiaries consistent with the Borrower's and such Subsidiaries' past practice and in the ordinary course of their businesses;

     (c) the retirement or replacement of assets in the ordinary course of business;

     (d) Transfers of any assets among the Borrower or any of its Subsidiaries, provided that, except as otherwise permitted hereunder (i) a domestic Subsidiary may not Transfer any assets to a foreign Subsidiary, except for any obsolete assets or assets not used by such domestic Subsidiary and which assets shall be used by the foreign Subsidiary in the ordinary course of its business; and (ii) a domestic Material Subsidiary may not Transfer any assets to a foreign Subsidiary which is not a direct Material Subsidiary of the Borrower, except for any assets to be used by such indirect foreign Subsidiary in the ordinary course of its business and as advisable to perform a contract or services in a particular geographical area and except as provided in Section 6.13(b);

     (e) any Transfers permitted by Sections 6.12 or 6.13;

     (f) the Transfers of any assets not otherwise covered by this Section 6.19 (including the sale and leaseback of assets) generating Net Cash Proceeds of up to an aggregate of $1,000,000 per fiscal year; provided that Transfers of assets generating Net Cash Proceeds of an aggregate amount greater than $1,000,000 per fiscal year may be made so long as a mandatory prepayment of such Net Cash Proceeds is made pursuant to the provisions of Section 2.11;

     (g) the Liens permitted by Section 6.15; and

     (h) the sale and license back of licenses, patents or other intellectual property.

      Section 6.20. Transactions with Affiliates.  Except as otherwise
                    ----------------------------
specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

      Section 6.21. Compliance with Laws.  Without limiting any of the other
                    --------------------
covenants of the Borrower and its Subsidiaries in this Section 6, the Borrower and its Subsidiaries shall conduct their businesses and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.21 shall not require the Borrower or any of its Subsidiaries to comply with any such law, regulation, ordinance or order if (i) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      Section 6.22. Interest Coverage Ratio.  The Borrower will not permit the
                    -----------------------
Interest Coverage Ratio at any time to be less than 2:5 to 1:0.

      Section 6.23. Total Funded Debt to Total Capital Ratio.  The Borrower will
                    ----------------------------------------
maintain a ratio of Total Funded Debt to Total Capital of (i) no greater than 50% during the period from the Effective Date through December 31, 1997, (ii) no greater than 45% during the period from January 1, 1998 through December 31, 1998, and (iii) no greater than 40% during the period from January 1, 1999, until the final Maturity Date for all Loans.

      Section 6.24. Minimum Consolidated Net Worth.  The Borrower will maintain
                    ------------------------------
a minimum Consolidated Net Worth of not less than the Minimum Amount. The term "Minimum Amount" means, as of any date of determination, an amount equal to the sum of (i) $191,992,000 plus (ii) for each full fiscal year ended prior to (but not on) such date of determination, commencing for the fiscal year ended on December 31, 1997, an amount equal to 50% of Consolidated Net Income for such full fiscal year, if positive, plus (iii) for the fiscal year during which such date of determination falls, an amount equal to 75% of the amount of any equity issuance by the Borrower, including a secondary offering or where equity is used to acquire another entity in an Acquisition, plus (iv) 80% of the stockholders equity of any entity acquired in an Acquisition for which the Borrower uses the pooling of interest method of accounting in accordance with GAAP.

 SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.

      Section 7.1.  Events of Default.  Any one or more of the following shall
                    -----------------
constitute an Event of Default:

     (a) default by the Borrower in the payment of the principal amount of any Loan, any Reimbursement Obligation, any interest thereon or any fees payable hereunder within five (5) days following the date when due;

     (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.12, 6.13, 6.19, 6.22, 6.23 or 6.24;

     (c) default by any Credit Party in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent;

     (d) any representation or warranty made herein or in any other Credit Document by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

     (e) default occurs in the payment when due (after any applicable grace period) of Indebtedness in an aggregate principal amount of $5,000,000 or more of the Borrower or any of its Subsidiaries, default occurs in the payment when due (after any applicable grace period) of the Public Debt Issue, or the occurrence of any other default, which with the passage of time or notice would permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

     (f) the Borrower or any of its Material Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due,
(iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in Section 7.1(g);

     (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any of its Material Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

     (h) the Borrower or any of its Subsidiaries fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Majority Lenders in their sole discretion, any judgment or order for the payment of money in excess of $5,000,000 which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Majority Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

     (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $5,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $5,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (j) any Credit Party, any Person acting on behalf of a Credit Party, or any governmental authority challenges the validity of any Credit Document or such Credit Party's obligations thereunder or any Credit Document ceases to be in full force and effect or ceases to give to the Agent and the Lenders the rights and powers purported to be granted in their favor thereby;

     (k) any event of default or default described in any Interest Rate Protection Agreement or futures agreement permitted pursuant to Section 6.16(i) with any Lender shall occur after any applicable grace period therefor; or

     (l) any Person or two or more Persons acting in concert, other than (a) L.E. Simmons, (b) SCF-III L.P., (c) D.O.S. Partners, Ltd., (d) Kadoorie McAulay International Ltd., (e) Actinium Holding Corporation, (f) Baker Hughes Incorporated or (g) any Affiliates of the Persons listed in (a) - (f), shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency.

      Section 7.2.  Non-Bankruptcy Defaults.  When any Event of Default other
                    -----------------------
than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Agent shall, by notice to the Borrower: (a) if so directed by the Majority Lenders, terminate the remaining Commitments and Agent Credit Commitment and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; (c) if so directed by the Majority Lenders, demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit; and (d) if so elected by the Agent, demand that the Borrower immediately pay to the Agent the full amount then available for drawing under each or any outstanding Agent Letter of Credit; and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders (or on its own behalf with respect to Agent Letters of Credit), shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit or Agent Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or (d) or this
Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

      Section 7.3.  Bankruptcy Defaults.  When any Event of Default described in
                    -------------------
subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders to extend further Credit pursuant to any of the terms hereof shall immediately terminate, and the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit and Agent Letters of Credit, the Borrower acknowledging that the Lenders and the Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders and the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit or Agent Letters of Credit.

      Section 7.4.  Collateral for Undrawn Letters of Credit.  (a) If the
                    ----------------------------------------
prepayment of the amount available for drawing under any or all outstanding Letters of Credit or Agent Letters of Credit is required under Section 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit and Agent Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other due and unpaid Obligations (collectively, the "Collateralized Obligations"). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Agent and the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Agent or Lenders. When and if (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Agent Letters of Credit, Commitments, Agent Credit Commitment, Loans, Reimbursement Obligations or other Obligations remain outstanding hereunder, the Agent shall repay to the Borrower any remaining amounts held in the Collateral Account.

      Section 7.5.  Notice of Default.  The Agent shall give notice to the
                    -----------------
Borrower under Section 7.1(c) and (d) and 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

      Section 7.6.  Expenses.  The Borrower agrees to pay to the Agent and each
                    --------
Lender all reasonable fully documented expenses incurred or paid by the Agent or such Lender, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

      Section 7.7.  Distribution and Application of Proceeds from Collateral.
                    --------------------------------------------------------
After the occurrence of and during the continuance of an Event of Default, any payment to the Agent or any Lender hereunder or under any Subsidiary Guaranty or from the proceeds of any collateral shall be paid to the Agent to be distributed and applied as follows (unless otherwise agreed by the Agent and all Lenders):

     (a) First, to the payment of any and all reasonable and out-of-pocket costs and expenses of the Agent, including, without limitation, reasonable attorneys' fees and out of pocket costs and expenses as provided for by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Agreement or the Lenders under this Agreement or any other Credit Document;

     (b) Second, to the payment of any and all reasonable costs and expenses of the Lenders or any Lender, including, without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses as provided for by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders under this Agreement or any other Credit Document; pro rata in the
                                                               --- ----
proportion in which the amount of such costs and expenses unpaid to each such Lender bears to the aggregate amount of the costs and expenses unpaid to all Lenders collectively, until all such fees, costs and expenses have been paid in full;

     (c) Third, to the payment of any due and unpaid fees to the Agent or any Lender as provided for by this Agreement or any other Credit Document, pro rata
                                                                       --- ----
in the proportion in which the amount of such fees due and unpaid to the Agent and each such Lender bears to the aggregate amount of the fees due and unpaid to the Agent and all Lenders collectively, until all such fees have been paid in full;

     (d) Fourth, to the payment of accrued and unpaid interest on the Notes or the Reimbursement Obligations to the date of such application, pro rata in the
                                                               --- ----
proportion in which the amount of such interest, accrued and unpaid to each such Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders collectively, until all such accrued and unpaid interest has been paid in full;

     (e) Fifth, to the payment of the outstanding due and payable principal amount of each of the Notes and the amount of the outstanding Reimbursement Obligations (reserving cash collateral for all undrawn face amounts of any outstanding Letters of Credit or Agent Letters of Credit (if Section 7.4(a) has not been complied with), pro rata in the proportion in which the outstanding
                         --- ----
principal amount of such Notes and the amount of such outstanding Reimbursement Obligations owing to each such Lender, together (if Section 7.4(a) has not been complied with) with the undrawn face amounts of such outstanding Letters of Credit or Agent Letters of Credit, bears to the aggregate amount of all outstanding Notes, outstanding Reimbursement Obligations and (if Section 7.4(a) has not been complied with) the undrawn face amounts of all outstanding Letters of Credit or Agent Letters of Credit. In the event that any such Letters of Credit or Agent Letters of Credit, or any portions thereof, expire without being drawn, any cash collateral therefore shall be distributed pro rata by the Agent
                                                          --- ----
until the principal amount of all Notes and Reimbursement Obligations shall have been paid in full;

     (f) Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing
         --- ----
to each such Lender bears to the aggregate amount of such Obligations until all Obligations have been paid in full; and

     (g) Seventh, to the Borrower or as the Borrower may direct.

 SECTION 8.  CHANGE IN CIRCUMSTANCES.

      Section 8.1.  Change of Law.  Notwithstanding any other provisions of this
                    -------------
Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to fund loans in Canadian Dollars or Pounds and make, continue or convert Loans into Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender that shall not be made ratably by the Lenders but only by such affected Lender.

      Section 8.2.  Unavailability of Deposits or Inability to Ascertain LIBOR
                    ----------------------------------------------------------
Rate.  If on or before the first day of any Interest Period for any Borrowing of
----
Eurodollar Loans the Agent determines (after consultation with other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding Eurodollar Loans for such Interest Period, the Agent shall give notice of such determination to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to fund loans in Canadian Dollars or Pounds and make, continue or convert Loans into Eurodollar Loans shall be suspended.

      Section 8.3.  Increased Cost and Reduced Return.  (a) If, on or after the
                    ---------------------------------
date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects any Lender of that type (or its Lending Office) to any tax, duty or other charge related to any Eurodollar Loan, Letter of Credit, Agent Letter of Credit, or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit, issue Agent Letters of Credit or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letters of Credit, Agent Letters of Credit or participations therein, or any other amounts due under this Agreement related to its Eurodollar Loans, Letters of Credit, Agent Letters of Credit, Reimbursement Obligations, or participations therein, or its obligation to make Eurodollar Loans, issue Letters of Credit, issue Agent Letters of Credit or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender of that type (or its Lending Office) or imposes on any Lender of that type (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Letters of Credit, its Agent Letters of Credit, any Reimbursement Obligation owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit, issue Agent Letters of Credit or to participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit or participation therein, or issuing or maintaining an Agent Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If, after the date hereof, the Agent or any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; provided that, the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States. A certificate of any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      Section 8.4.  Lending Offices.  The Agent and each Lender may, at its
                    ---------------
option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or Affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent subject to Section 8.3(c).

      Section 8.5.  Discretion of Lender as to Manner of Funding.
                    --------------------------------------------
Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

      Section 8.6.  Substitution of Lender.  If (i) any Lender has demanded
                    ----------------------
compensation or given notice of its intention to demand compensation under
Section 8.3, or (ii) the Borrower is required to pay any additional amount to any Lender under Section 2.13, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders reasonably satisfactory to the Agent (which may be one or more of the Lenders) to replace such Lender under this Agreement. The Lender to be so replaced shall cooperate with the Borrower and substitute lender to accomplish such substitution on the terms of Section 10.12, as applicable, provided that all such Lender's Commitments are replaced and such Lender is paid any amounts which it is owed pursuant to Sections 2.13, 3.3, 7.6, 8.3 and 10.15. Any such replaced Lender shall retain the benefit of Sections 3.3 and 10.15.

SECTION 9.  THE AGENT.

      Section 9.1.  Appointment and Authorization of Agent.  Each Lender hereby
                    --------------------------------------
appoints ABN AMRO Bank N.V. as the Agent and the Collateral Agent under the Credit Documents and hereby authorizes the Agent and the Collateral Agent to take such action as Agent or the Collateral Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

      Section 9.2.  Rights and Powers.  The Agent and the Collateral Agent shall
                    -----------------
have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Agent or the Collateral Agent, and the Agent, the Collateral Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not the Agent or the Collateral Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent and the Collateral Agent in its individual capacity as a Lender, including its capacity as a Lender under the Agent Swing Line. References herein to the Agent's and the Collateral Agent's Loans, or to the amount owing to the Agent and the Collateral Agent for which an interest rate is being determined, refer to the Agent and the Collateral Agent in its individual capacity as a Lender.

      Section 9.3.  Action by Agent.  The obligations of the Agent and the
                    ---------------
Collateral Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Upon the occurrence of an Event of Default, the Agent and the Collateral Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Majority Lenders. Unless and until the Majority Lenders give such direction, the Agent and the Collateral Agent may take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent and the Collateral Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent and the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent and the Collateral Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent or the Collateral Agent to take specific action, as applicable, the Agent and the Collateral Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

      Section 9.4.  Consultation with Experts.  The Agent and the Collateral
                    -------------------------
Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 9.5.  Indemnification Provisions.  Neither the Agent nor the
                    --------------------------
Collateral Agent nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor the Collateral Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any of its Subsidiaries contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Credit Document or of the Liens provided for by the Stock Pledge Agreements, if any, or of any other documents or writing furnished in connection with any Credit Document or of any collateral; and the Agent and the Collateral Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent and the Collateral Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent and the Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent and the Collateral Agent shall have no responsibility for confirming the existence or worth of any collateral or the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent and the Collateral Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent and the Collateral Agent signed by such owner in form satisfactory to the Agent and the Collateral Agent. Each Lender acknowledges that it has independently and without reliance on the Agent and the Collateral Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems important, and based upon such information, investigations and inquiries made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, the creditworthiness of all account debtors of the Borrower and its Subsidiaries, and the Agent and the Collateral Agent shall have no liability whatsoever to any Lender for such matters. The Agent and the Collateral Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any of its Subsidiaries to the Agent and the Collateral Agent at such time, but is voluntarily furnished to the Agent and the Collateral Agent (either in its capacity as Agent or Collateral Agent or in its individual capacity).

      Section 9.6.  Indemnity.  The Lenders shall ratably, in accordance with
                    ---------
their Percentages, indemnify and hold the Agent and the Collateral Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or out of the proceeds of any collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

      Section 9.7.  Resignation of Agent and Successor Agent.  The Agent and the
                    ----------------------------------------
Collateral Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent or the Collateral Agent, the Majority Lenders, with the consent of the Borrower (which consent shall not be unreasonably withheld) shall have the right to appoint a successor Agent or Collateral Agent, as the case may be. If no successor Agent or Collateral Agent, as the case may be, shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's or Collateral Agent's giving of notice of resignation, then the retiring Agent or Collateral Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Agent or Collateral Agent, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Agent or the Collateral Agent hereunder, such successor Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Collateral Agent, as the case may be, under the Credit Documents, and the retiring Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations thereunder. After any retiring Agent's or Collateral Agent's resignation hereunder as Agent or Collateral Agent, as the case may be, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent, as the case may be.

 SECTION 10. MISCELLANEOUS.

      Section 10.1. Reallocation of Commitments.  The Lenders hereby sell,
                    ---------------------------
assign, transfer and convey, and the Lenders hereby purchase and accept so much of the Assumed Revolving Loans, the Assumed Letters of Credit and the Assumed Term Loans (collectively, the "Prior Indebtedness") and all of the rights, titles, benefits, interests, privileges, claims, liens, security interests, and obligations existing and to exist (collectively the "Interests") such that each Lender's Percentage of the outstanding Revolving Loans, Letters of Credit and Term Loans and the Revolving Credit Commitments under this Agreement shall be as set forth in Schedule 2.1 hereto as of the Effective Date. The foregoing assignment, transfer and conveyance are without recourse to the Lenders and without any warranties whatsoever as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty by each Lender that it has not sold, transferred, conveyed or encumbered such Interests. If as a result thereof, a Lender's Percentage of the outstanding Revolving Loans, Letters of Credit and Term Loans under this Agreement is less than its outstanding Revolving Loans and Term Loans and participations in Letters of Credit under this Agreement, the difference set forth in the last column of Schedule 2.1 shall be remitted to such Lender by the Agent upon receipt of funds from the other Lenders shown in the last column of Schedule 2.1 on the Effective Date. Each Lender so acquiring a part of such outstanding Prior Indebtedness assumes its Percentage of the outstanding Prior Indebtedness and Revolving Credit Commitments, and rights, titles, interests, privileges, claims, liens, security interests, benefits and obligations under this Agreement. The Lenders are proportionately released from the obligations assumed by the Lenders so acquiring such obligations and, to that extent, the Lenders so released shall have no further obligation under this Agreement. The Borrower hereby represents and warrants that it has no defenses, offsets or counterclaims to the Prior Indebtedness or its obligations or rights under this Agreement, including, without limitation, the Interests being assigned pursuant to this Section 10.1. The Interest Periods with respect to any Loans outstanding under this Agreement on the Effective Date bearing interest at an Adjusted LIBOR Rate shall be broken by the Borrower on the Effective Date, the Borrower shall pay any breakage fees as provided in Section 2.13 in connection therewith, and the Borrower shall elect new Interest Periods with respect thereto after giving the required notice to the Agent in connection therewith. As a condition to the effectiveness of this Agreement, the Borrower shall also prepay the portion of the Assumed Revolving Loans and the Assumed Term Loans set forth in Schedule 2.1, which amounts may not be reborrowed under the Agreement.

      Section 10.2. Effectiveness.  This Agreement shall become effective on
                    -------------
February 13, 1998 (the "Effective Date") provided that (a) the Agent has received each of the following, duly executed as of the Effective Date, and in sufficient number of signed counterparts to provide one for each Lender (except for the Notes, of which only one original shall be signed for each Lender):

          (i)   Notes.  The duly executed Notes of the Borrower;
                -----

          (ii)  Guaranties.  The duly executed Subsidiary Guaranty of each
                ----------
     Guarantor in substantially the form of Exhibit 10.2A;

          (iii) Opinions of Counsel.  The opinions of Vinson & Elkins and James
                -------------------
     F. Maroney, III, legal counsel to the Credit Parties, in substantially the forms attached as Exhibit 10.2B, as applicable, and covering such additional matters as the Lenders may reasonably require;

          (iv)  Certificates of Officers of Credit Parties.  Certificates of the
                ------------------------------------------
     Secretary or Assistant Secretary and the President or Vice President of each Credit Party containing specimen signatures of the persons authorized to execute Credit Documents on each Credit Party's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of each Credit Party authorizing the execution and delivery of the Credit Documents to which it is a party and of all other legal documents or proceedings taken by the Credit Parties in connection with the execution and delivery of the Credit Documents, (y) copies of each Credit Party's Certificate or Articles of Incorporation and Bylaws or other governing documents, certified by the Secretary of State or other applicable entity of such Credit Party's jurisdiction of organization, to the extent such corporate governance documents have been amended since August 6, 1996, and (z) a certificate of existence and good standing from the appropriate governing agency of such Credit Party's jurisdiction of organization and of all jurisdictions where such Credit Party is authorized to do business;

          (v)    Consents.  Certified copies of all documents evidencing any
                 --------
     necessary corporate action, consents and governmental approvals (if any) taken or obtained by any Credit Party with respect to the Credit Documents;

          (vi)   Fees.  Payment of all fees and expenses incurred through the
                 ----
     Effective Date then due and owing to the Agent and the Syndication Agent pursuant to this Agreement and the Fee Letters;

          (vii)  Prepayment.  Payment of the portion of the Assumed Revolving
                 ----------
     Loans and the Assumed Term Loans set forth in Schedule 2.1 as provided in
     Section 10.1; and

          (viii) Other Documents.  Such other documents as the Agent may
                 ---------------
     reasonably request.

     (b) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Agent and the Agent shall have received counterpart signature pages hereto from all parties hereto.

      Section 10.3. No Waiver of Rights.  No delay or failure on the part of the
                    -------------------
Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Agent, the Collateral Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

      Section 10.4. Non-Business Day.  If any payment of principal or interest
                    ----------------
on any Loan, Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

      Section 10.5. Documentary Taxes.  The Borrower agrees that they will pay
                    -----------------
any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

      Section 10.6. Survival of Representations.  All representations and
                    ---------------------------
warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower have any Obligation hereunder or any Commitment or Agent Credit Commitment hereunder is in effect.

      Section 10.7. Survival of Indemnities.  All indemnities and all other
                    -----------------------
provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Section 2.13, Section 3.3, Section 7.6, Section 8.3 and Section
10.17 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations for a period of one (1) year.

      Section 10.8. Setoff.  In addition to any rights now or hereafter granted
                    ------
under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Default or Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, to any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (i) that Lender or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

      Section 10.9. Notices.  Except as otherwise specified herein, all notices
                    -------
under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders and the Agent shall be addressed to their respective addresses, telecopier, telex, or telephone numbers set forth on the signature pages hereof or pursuant to Section 10.12, and to the Borrower (duplicate copies) as follows:

          Tuboscope Inc.
          2835 Holmes Road
          P.O. Box 808 (77001)
          Houston, TX  77051
          Attention:  Chief Financial Officer
          and
          Attention:  General Counsel
          Telephone:  (713) 799-5100
          Fax No. (713) 799-5183

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.9, on the signature pages hereof or pursuant to
Section 10.12 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 10.9, on the signature pages hereof or pursuant to Section 10.12 and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this Section 10.9, on the signature pages hereof or pursuant to Section 10.12; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided further, that any notice that but for this provision would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

      Section 10.10.     Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same Agreement.

      Section 10.11.     Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Lenders and their respective successors and assigns, including any subsequent holder of any Note. Except as expressly permitted in
Section 6.13, the Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Lenders.

      Section 10.12. Sales and Transfers of Borrowings and Notes; Participations
                     -----------------------------------------------------------
in Borrowings and Notes.
-----------------------

     (a) Any Lender may at any time sell to one or more banks ("Participants"), participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any

Commitment or Agent Credit Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment, Agent Credit Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of its Borrowings, Notes, Commitments, Agent Credit Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or consent to any matter to be decided by the Lender or the Majority Lenders hereunder or under any Credit Document or approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment or Agent Credit Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder, or (iv) release all or substantially all collateral security for any Obligation (including, without limitation, the Parent Company Guaranty or any Subsidiary Guaranty), except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.8. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections
2.13 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred.

     (b) Any Lender may at any time sell to any Lender or any Affiliate thereof, and, with the consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more banks (a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment Agreement in the form attached as Exhibit 10.12 hereto, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that, each such sale to a Purchasing Lender shall be in an amount of $10,000,000 or more, or if in a lesser amount, such sale shall be of all of the Lender's rights and obligations under this Agreement and all of the Notes payable to it to one eligible assignee. Notwithstanding the above, any Lender may sell to one or more eligible assignees all or any part of their rights and obligations under this Agreement and the Notes with only the consent of the Agent (which shall not be unreasonably withheld) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder; provided that, the Agent shall not be required to sell its Agent Revolving Obligations and its Agent Credit Commitment at such time as it may sell any other portion of its Borrowings, Notes, Commitments and other interests hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date of the transfer determined pursuant to such Assignment Agreement (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at their own expense, shall execute and deliver to the Agent in exchange for any surrendered Notes, new Notes as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

     (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment to the Agent hereunder of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower.

     (d) The provisions of the foregoing clauses (b) and (c) shall not apply to or restrict, or require the consent of or any notice to any Person to effectuate, the pledge or assignment by any Lender of its rights under this Agreement and its Notes to any Federal Reserve Bank.

     (e) If, pursuant to this Section 10.12 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments dully executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      Section 10.13. Amendments.  Any provision of the Credit Documents may be
                     ----------
amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

     (i) no amendment or waiver shall (A) increase the Revolving Credit Commitment Amount, the Total Commitment Amount or the Agent Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, (B) postpone any Maturity Date without the consent of all Lenders (or ABN AMRO in the case of Agent Revolving Loans) or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Lender owed such Obligation or (C) release any Stock Pledge Agreement or any other collateral or any Subsidiary Guaranty without the consent of all the Lenders, provided that the Lenders hereby consent to the release and hereby release all capital stock pledged under the Prior Credit Agreement on the Effective Date and direct the Agent to execute such documents in order to effectuate such release; and

     (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.13 or the definition of Majority Lenders or affect the number of Lenders required to take any action under any other provision of the Credit Documents.

      Section 10.14. Headings.  Section headings used in this Agreement are for
                     --------
reference only and shall not affect the construction of this Agreement.

      Section 10.15. Legal Fees, Other Costs and Indemnification.  The Borrower,
                     -------------------------------------------
upon demand by the Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Agent in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated (provided that the Borrower shall be obligated hereunder to pay such fees and disbursements for only one (1) law firm and any local counsel), and all reasonable recording, filing, or other fees, costs and taxes incident to perfecting a Lien upon the Collateral described in the Security Documents. The Borrower further agrees to indemnify each Lender, the Agent, the Collateral Agent, the Syndication Agent, and their respective directors, officers, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to (a) any Credit Document, the Loans or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any governmental authority involving any Lender (as a lender hereunder), the Agent (in such capacity hereunder), the Collateral Agent (in such capacity hereunder), or the Syndication Agent (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (c) any investigation of any third party or any governmental authority, litigation or proceeding, related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
Law) with respect to the Borrower or any of its Subsidiaries, regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's gross negligence or willful misconduct. The Borrower, upon demand by the Agent, the Collateral Agent, the Syndication Agent or a Lender at any time, shall reimburse the Agent, the Collateral Agent, the Syndication Agent or such Lender for (i) any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the foregoing sentence and (ii) if an Event of Default has occurred and is continuing, reasonable fees of legal counsel (including the allocated costs of in-house counsel) in connection with the Agent's, the Collateral Agent's, the Syndication Agent's or such Lender's enforcement of their rights and remedies in the Credit Documents.

      Section 10.16. Governing Law; Submission to Jurisdiction; Waiver of Jury
                     ---------------------------------------------------------
Trial.  This Agreement and the other Credit Documents, and the rights and duties
-----
of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Agreement, any other Credit Document or the transactions contemplated thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL

BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      Section 10.17. Confidentiality.  Each Lender agrees it will not disclose
                     ---------------
without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors, to its Affiliates or to another Lender) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to any of the Credit Documents; provided that any Lender may disclose any such information (i) that has become generally available to the public other than through the Lenders, (ii) if required or appropriate in any examination or audit or any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over such Lender, (iii) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any of the Notes or any interest therein by such Lender, and (vi) in connection with the exercise of any remedies by the Agent or any Lender; provided that such actual or prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section 10.17 prior to such transferee's receipt of any such information.

      Section 10.18. Severability.  Any provision of this Agreement that is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 10.19. Currency Conversion.  All payments of Obligations under
                     -------------------
this Agreement, the Notes or any other Credit Document shall be made in Dollars, except for Revolving Loans funded, or Reimbursement Obligations with respect to Letters of Credit issued, in Pounds or Canadian Dollars, which shall be repaid, including interest thereon, in the applicable currency. If any payment of any Obligation, except for Revolving Loans funded in Pounds or Canadian Dollars or any Reimbursement Obligation with respect to Letters of Credit issued in Pounds or Canadian Dollars, whether through payment by the Borrower, any Guarantor or the proceeds of any collateral, if any exists, shall be made in a currency other than Dollars, such amount shall be converted into Dollars at the official rate for the purchase of Dollars with the applicable currency as quoted by the Agent in accordance with the methods customarily used by the Agent for such purposes as of the close of business on the date of determination. If for the purposes of obtaining any judgment or award it becomes necessary to convert from either Pounds or Canadian Dollars into Dollars any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Agent such additional amounts (if any) as may be necessary, and the Agent will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in Pounds or Canadian Dollars, as applicable, which when converted at the rate of exchange described herein on the date of payment, is the amount then due in Dollars. Any amount due from the Borrower under this Section 10.19 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due. For the avoidance of doubt, the parties affirm and agree that neither the fixation of the conversion rate of Pounds against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (The Maastricht Treaty), nor the conversion of the Obligations under this Agreement from Pounds into Euro will be a reason for early termination or revision of this Agreement or prepayment of any amount due under this Agreement or create any liability of any party towards any other party for any direct or consequential loss arising from any of these events. As of the date that Pounds are no longer the lawful currency of the United Kingdom, all funding and payment Obligations to be made in such currency under this Agreement will have to be satisfied in Euro.

      Section 10.20. Dollar Equivalent Combinations.  Unless otherwise provided
                     ------------------------------
herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to Dollars of foreign currency amounts, such Dollar amount shall be computed using the Dollar equivalent of the amount of such foreign currency at the time such item is to be calculated or is incurred, created, transferred or sold for purposes of this Agreement. The Dollar equivalent shall be determined by converting such currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable currency as quoted by the Agent in accordance with the methods customarily used by the Agent for such purposes as of the close of business on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) applicable Business Days prior to such determination.

      Section 10.21. Change in Accounting Principles or Tax Laws.  If (i) any
                     -------------------------------------------
change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Majority Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

      Section 10.22. Notice.  The Credit Documents constitute the entire
                     ------
understanding among the Borrower, the Lenders, and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS

REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                              BORROWER:
                              --------

                              TUBOSCOPE INC.


                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________

                              LENDERS:
                              -------

Percentage of Revolving             ABN AMRO BANK N.V., Houston Agency,
-----------------------
Credit Commitment                   as Administrative Agent and as a Lender
-----------------
and Term Credit
---------------
Commitment: _________________________________%
----------

Voting Percentage: _________________________%
-----------------

                              By:
                                 ---------------------------------
                                 Cheryl I. Lipshutz
                                 Group Vice President and Director

Address:
-------

ABN AMRO Bank, N.V.           By:
  Houston Agency                 ---------------------------------
Three Riverway, Suite 1700       Charles W. Randall
Houston, TX  77056               Senior Vice President and Managing Director
Telephone:  (713) 964-3351
Fax No.:  (713) 621-5801

Percentage of Revolving             CHASE BANK OF TEXAS,
-----------------------             NATIONAL ASSOCIATION
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                 %       By:
---------- -----------------           -----------------------
                                    Name:
                                         ---------------------
Voting Percentage:          %       Title:
----------------- ----------              --------------------


Address:
-------

Chase Bank of Texas, National Association
Attention:  Ms. Mona Foch
707 Travis
5-TCBN-86
Houston, TX  77002
Telephone:  (713) 216-4913
Fax No.:  (713) 216-2339

Percentage of Revolving             ARAB BANKING CORPORATION (B.S.C.)
-----------------------
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                  %      By:
---------- ------------------          ---------------------------------
                                    Name:
                                         -------------------------------
Voting Percentage:           %      Title:
----------------- -----------             ------------------------------



Address:
-------

Arab Banking Corporation (B.S.C.)
Attn:  Loan Administration
277 Park Avenue
New York, New York 10172-3299
Telephone:  (212) 583-4720
Fax No.:  (212) 583-0921

with a copy to:

Arab Banking Corporation (B.S.C.)
Attn:  Mr. Stephen Plauche
600 Travis, Suite 1900
Houston, TX  77002
Telephone:  (713) 227-8444
Fax No.:  (713) 227-6507

Percentage of Revolving             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
-----------------------             ASSOCIATION
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                   %      By:
---------- -------------------          ----------------------------------------
                                     Name:
                                          --------------------------------------
Voting Percentage:            %      Title:
----------------- ------------             -------------------------------------


Address:
-------

Bank of America National Trust
and Savings Association
Attn: Ms. Claire Liu
Three Allen Center
333 Clay, Suite 4550
Houston, TX  77002-4103
Telephone:  (713) 651-4855
Fax No.:  (713) 651-4807

with copy to:

Bank of America National Trust
and Savings Association
Attn: Ms. Laurie Warner
1850 Gateway Blvd.
Concord, CA  94520
Telephone:  (510) 675-7148
Fax No.:  (510) 603-7243

Percentage of Revolving             THE BANK OF NOVA SCOTIA, ATLANTA
-----------------------             AGENCY
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                  %
---------- ------------------

                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
Voting Percentage:           %      Title:
----------------- -----------             ----------------------------



Address:
-------

The Bank of Nova Scotia,
Atlanta Agency
Attn:  Ms. Phyllis Walker
600 Peachtree Street NE, Suite 2700
Atlanta, GA 30308
Telephone:  (404) 877-1500
Fax No.:  (404) 888-8998

with a copy to:

The Bank of Nova Scotia
Attn:  Mr. Donovan Broussard
1100 Louisiana, Suite 3000
Houston, TX 77002
Telephone:  (713) 759-3445
Fax No.:  (713) 752-2425

Percentage of Revolving             WELLS FARGO BANK (TEXAS), NATIONAL
-----------------------             ASSOCIATION
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                 %
---------- -----------------

                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
Voting Percentage:          %       Title:
----------------- ----------              ---------------------------



Address:
-------

Wells Fargo Bank (Texas), National Association
Attn: Mr. Frank Schageman
1000 Louisiana
Houston, TX 77002
Telephone:  (713) 250-4352
Fax No.:  (713) 250-7912

Percentage of Revolving             CREDIT LYONNAIS NEW YORK BRANCH
-----------------------
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                   %
---------- -------------------
                                    By:
                                       --------------------------
                                    Name:
                                         ------------------------
Voting Percentage:            %     Title:
----------------- ------------            -----------------------



Address:
-------

Credit Lyonnais
Houston Representative Office
Attn:  Mr. Page Dillehunt
1000 Louisiana, Suite 5360
Houston, TX 77002
Telephone:  (713) 753-8719
Fax No.:  (713) 751-0307/0420

with a copy to:

Credit Lyonnais New York Branch
Attn:  Mr. Ronald N. Finn
Legal Department
1301 Avenue of the Americas
New York, NY 10019
Telephone:  (212) 261-7050

Percentage of Revolving             FIRST NATIONAL BANK OF COMMERCE
-----------------------
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                  %
---------- ------------------
                                    By:
                                       ---------------------------
                                    Name:
                                         -------------------------
Voting Percentage:           %      Title:
----------------- -----------             ------------------------



Address:
-------

First National Bank of Commerce
Attn:  Mr. J. Charles Freel, Jr.
201 St. Charles Ave., 28/th/ Floor
New Orleans, LA 70170
Telephone:  (504) 623-1638
Fax No.:  (504) 623-1316

Percentage of Revolving             THE FUJI BANK, LIMITED
-----------------------
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                 %
---------- -----------------
                                    By:
                                       ----------------------------
                                    Name:
                                         --------------------------
Voting Percentage:          %       Title:
----------------- ----------              -------------------------




Address:
-------

The Fuji Bank, Limited
Attn:  Mr. Mark E. Polasek
1221 McKinney Street, Suite 4100
Houston, TX 77010
Telephone:  (713) 650-7863
FAX No.:  (713) 759-0048

Percentage of Revolving             CREDIT SUISSE FIRST BOSTON
-----------------------
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:                 %
---------- -----------------
                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
Voting Percentage:          %       Title:
----------------- ----------              ---------------------------




                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------


Address:
-------

Credit Suisse First Boston
Attn:  Mr. Scott Karro
11 Madison Avenue
New York, NY 10010
Telephone:  (212) 325-9206
Fax No.:  (212) 325-8314

Percentage of Revolving             HIBERNIA NATIONAL BANK
-----------------------
Credit Commitment
-----------------
and Term Credit
---------------
Commitment:               %
---------- ---------------
                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------

Voting Percentage:        %         Title:
----------------- --------                --------------------------




Address:
-------

Hibernia National Bank
Attn:  Mr. Bruce Ross
313 Carondelet Street
New Orleans, LA 70130
Telephone:  (504) 533-5806
Fax No.:  (504) 533-5434

                                  EXHIBIT 2.2A

                           FORM OF BORROWING REQUEST

                                  EXHIBIT 2.2B

                    FORM OF APPLICATION FOR LETTER OF CREDIT

                                 EXHIBIT 2.12A

                     FORM OF REVOLVING NOTE (U.S. DOLLARS)

                                 EXHIBIT 2.12B

                FORM OF REVOLVING NOTE (BRITISH POUNDS STERLING)

                                 EXHIBIT 2.12C

                   FORM OF REVOLVING  NOTE (CANADIAN DOLLARS)

                                 EXHIBIT 2.12D

                               FORM OF TERM NOTE

                                 EXHIBIT 2.12E

                               FORM OF AGENT NOTE

                                  EXHIBIT 6.7

                         FORM OF COMPLIANCE CERTIFICATE

                                  EXHIBIT 6.13

                           FORM OF ACQUISITION REPORT

                                 EXHIBIT 10.2A

                          FORM OF SUBSIDIARY GUARANTY

                                 EXHIBIT 10.2B

                          FORM OF OPINIONS OF COUNSEL

                                 EXHIBIT 10.12

                          FORM OF ASSIGNMENT AGREEMENT

                                  SCHEDULE 2.1

                  LIST OF PRIOR INDEBTEDNESS AND REALLOCATIONS

                                  SCHEDULE 2.7

                          TERM LOAN REPAYMENT SCHEDULE

                                  SCHEDULE 5.1

                              LIST OF SUBSIDIARIES

                                  SCHEDULE 5.4

                               LIST OF LITIGATION

                                 SCHEDULE 5.13

                                ERISA DISCLOSURE

                                 SCHEDULE 5.16

                                STOCK DISCLOSURE

                                 SCHEDULE 5.17

                             INTELLECTUAL PROPERTY

                                 SCHEDULE 5.20

                          LIST OF ENVIRONMENTAL CLAIMS

                                 SCHEDULE 5.21

                         LIST OF EXISTING INDEBTEDNESS

                                 SCHEDULE 6.16

                             LIST OF EXISTING LIENS

                                  SCHEDULE 2.7

                          TERM LOAN REPAYMENT SCHEDULE

--------------
                                                Principal Repayment
       Period                                   -------------------
       ------
March 31, 1998                                     [TO COME]
June 30, 1998
September 30, 1998
December 31, 1998
March 31, 1999
June 30, 1999
September 30, 1999
December 31, 1999
March 31, 2000
June 30, 2000
September 30, 2000
December 31, 2000
March 31, 2001
June 30, 2001
September 30, 2001
December 31, 2001
March 31, 2002
August 6, 2002

                                  SCHEDULE 5.1

                            LIST OF SUBSIDIARIES/1/
                            -----------------------

1.   Tuboscope Vetco International Corporation's direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Tuboscope Vetco International Inc.                      Texas
     CTI Inspection Services, Inc.                           California
     Tuboscope Vetco Capital Corp.                           Nevada
     Drexel Equipment (UK) Ltd                               United Kingdom
     Drexel Holdings, Inc.                                   Delaware
     Drexel Equipment A/S                                    Norway
     Drexel Oilfield Services (S) PTE Ltd.                   Singapore
     Drexel Oilfield Services BDN (49% Stock)                Malaysia
     Drexel Oilfield Services, Ltd.                          Bermuda

2.   Tuboscope Vetco International Inc.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Tuboscope Vetco Japan Ltd.                              Japan
     Tuboscope Vetco (France) S.A.                           France
     Linalog de Venezuela, Inc.                              Nevada
     Tuboscope Vetco Export Sales Corporation                Barbados
     Tuboscope MECL (Trinidad) Ltd. (50% Stock)              Trinidad
     Tuboscope Pipeline Services Limited                     United Kingdom
     Vetco Inspection Norge AS                               Norway
     Tuboscope Vetco Canada Inc.                             Canada
     TVI Inspecciones de Venezuela, C.A.                     Venezuela
     Tuboscope Vetco De Argentina, S.A.                      Argentina
     Vetco Enterprises A.G.                                  Switzerland
     Tuboscope Overseas Corp. S.A.                           Switzerland
     Tuboscope Vetco Services (Panama) Inc.                  Panama
     Tuboscope Vetco Moscow Ltd.                             Russia
     Tuboscope Vetco (Thailand) Ltd.                         Thailand
     Tuboscope Pipeline Services Inc. (79% Stock)            Texas
     Tuboscope Vetco do Brazil Equipamentos e Servicos Ltda. Brazil Tube-Kote, Inc. d/b/a Tuboscope Vetco International
     Oilfield Services                                       Texas
--------------------------
/1/Except to the extent shown, direct parent corporation listed owns 100% of the stock of each Subsidiary listed.

     TVI Wadeco Inc.                                         Canada



3.   Tuboscope Vetco Capital Corp.'s direct Subsidiary:
                                                             Jurisdiction
                                                             of
          Name of Subsidiary                                 Organization
          ------------------                                 ------------

     Tuboscope Vetco Capital Ltd.                            Scotland

4.   Drexel Holdings, Inc.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Drexel Oilfield Services, Inc.                          Texas
     Hydra-Rig, Inc.                                         Texas
     The ONEA Corporation                                    Texas
     Environmental Procedures, Inc.                          Delaware
     Hydra-Rig Tools (Dormant)                               Texas

5.   Drexel Equipment (UK) Ltd's direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Environmental Procedures (UK) Limited                   United Kingdom
     Winlersol s.r.l. (95%) Stock                            Italy

6.   Tuboscope Pipeline Services Ltd.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Tuboscope Vetco (UK) Ltd.                               United Kingdom
     Linalog Limited                                         United Kingdom
     Tuboscope Pipeline Services Inc. (21% Stock)            Texas


7.   Tuboscope Vetco Canada Inc.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Tuboscope Vetco Far East Pte Ltd.                       Singapore
     Tuboscope Pipeline Services Canada Inc.                 Canada
     Gloria s.r.l. (5% Stock)                                Italy

8.   Vetco Enterprises A.G.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Tuboscope Vetco Osterreich GmbH                         Austria
     Vetco Saudi Arabia Ltd. (45% Stock)                     Saudi Arabia
     Tuboscope Vetco (Deutschland) GmbH                      Germany

9.   Tuboscope Overseas Corp. S.A.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiary                                 Organization
          ------------------                                 ------------

     Tuboscope OGI GmbH                                      Germany

10.  Tuboscope Vetco Services (Panama) Inc.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Tuboscope Vetco (Nigeria) Ltd. (40% Stock)              Nigeria
     Gloria s.r.l. (95% Stock)                               Italy
     Tuboscope Vetco (Italia) s.r.l. (95% Stock)             Italy


11.  TVI Wadeco Inc.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiary                                 Organization
          ------------------                                 ------------

     Wadeco Oilfield Services Ltd.                           Canada

12.  Drexel Oilfield Services Ltd.'s direct Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Drexel Oilfield Services, L.L.C. (49% Stock)            Abu Dhabi
     Brandt Company de Argentina S.A.                        Argentina
     Venezuela Well Analysis, S.A.                           Venezuela
     Screen Manufacturing Company, Ltd.                      Trinidad
     Vernwell International, Inc.                            Texas
     Windersol s.r.l. (95% Stock)                            Italy

13.  Environmental Procedures, Inc.'s Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Environmental Procedures P.T.E. Ltd.                    Singapore
     Environmental Procedures Inc.                           Texas

14.  ONEA Corporation's Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiary                                 Organization
          ------------------                                 ------------

     SOFG (50% Stock)                                        Virgin Islands

15.  Wadeco Oilfield Services Ltd.'s Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Lee's Oilfield Hauling Ltd.                             Canada
     Polysep Chemicals, Inc.                                 Canada
     Wadeco Inc.                                             North Dakota

16.  Tuboscope Vetco Far East Pte Ltd.'s direct Subsidiary:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Pesaka Inspection Services SDN.BHD (49% Stock)          Malaysia
     Tuboscope Vetco (Italia) s.r.l.                         Italy

17.  Tuboscope Vetco (Deutschland) GmbH's direct Subsidiaries:

                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Vetco Coating GmbH                                      Germany
     Tuboscope Vetco Technology GmbH                         Germany
     Gober Joint Stock Company (40% Stock)                   Belarussia
     Tuboscope Vetco (Brunei) SDN.BDH (49% Stock)            Brunei

18.  Environmental Procedure Inc.'s Subsidiaries:
                                                             Jurisdiction
                                                             of
          Name of Subsidiaries                               Organization
          --------------------                               ------------

     Advanced Wirecloth, Inc.                                Louisiana

     Environmental Procedures, Inc. S.A. de CV.              Mexico
     SOFS (50% Stock)                                        Virgin Islands

                                  SCHEDULE 5.4

                               LIST OF LITIGATION


                            [TO COME FROM BORROWER]

                                 SCHEDULE 5.13

                                ERISA DISCLOSURE


                            [TO COME FROM BORROWER]

                                 SCHEDULE 5.15

                                STOCK DISCLOSURE

Shares of the following Subsidiaries are not fully paid:

     1. Vetco Enterprise AG (capitalization of 50,000 Sw. Fr., paid 20,000 Sw. Fr.)

     2. Tuboscope Vetco (Thailand) Ltd. (capitalization of 1,500,000 baht, paid 450,000 baht)

     3. Gloria s.r.l. (capitalization of 20,000,000 Lire, paid 7,000,000 Lire)

Options and Warrants Outstanding:

     1. Options and Warrants for Tuboscope Vetco International Corporation stock (including the 1996 Equity Participation Plan) as described in the Registration Statement of such Company filed with the Securities and Exchange Commission on Form S-4 on March 21, 1996

     2. (i) Options converted from the D.O.S. Ltd. 1993 Stock Option Plan and
        (ii) options issued to employees and in connection with certain prior acquisitions for 875,463 shares of Tuboscope Vetco International Corporation common stock.

                                 SCHEDULE 5.16

                             INTELLECTUAL PROPERTY

                            [TO COME FROM BORROWER]

                                 SCHEDULE 5.19

                          LIST OF ENVIRONMENTAL CLAIMS


                            [TO COME FROM BORROWER]

                                 SCHEDULE 5.20

                         LIST OF EXISTING INDEBTEDNESS


                            [TO COME FROM BORROWER]

                                 SCHEDULE 6.16

                             LIST OF EXISTING LIENS


                            [TO COME FROM BORROWER]